UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Piedmont Lithium Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

42 E Catawba Street, Belmont, North Carolina 28012

Notice of the 2023 Annual Meeting
of Stockholders to be held on
June 13, 2023

To the Stockholders of Piedmont Lithium:

Piedmont Lithium Inc. (“Piedmont Lithium” or the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 13, 2023 at 11 a.m. Eastern Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/PLL2023. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1	To elect the two Class III director nominees named in the Proxy Statement to serve for a three-year term until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
3	To approve, on an advisory basis, the compensation of our named executive officers;
4	To approve the grant of up to 29,890 stock options to Mr. Keith Phillips;
5	To approve the grant of up to 13,260 restricted stock units to Mr. Keith Phillips;
6	To approve the grant of up to 53,034 performance stock units to Mr. Keith Phillips;
7	To approve the grant of up to 2,879 restricted stock units to Mr. Jeff Armstrong;
8	To approve the grant of up to 1,591 restricted stock units to Ms. Christina Alvord;
9	To approve the grant of up to 1,591 restricted stock units to Mr. Jorge Beristain;
10	To approve the grant of up to 1,591 restricted stock units to Mr. Michael Bless;
11	To approve the grant of up to 1,591 restricted stock units to Mr. Claude Demby; and
12	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 18, 2023 as the record date (the “Record Date”). Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 12 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.piedmontlithium.com/investors/.

By Order of the Board of Directors,

/s/ Keith Phillips

Keith Phillips
President and Chief Executive Officer

Belmont, North Carolina
April 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2023

The Notice, the Proxy Statement and the Company’s Annual Report on Form 10-K and 10-K/A are available at www.proxyvote.com.

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible to ensure your representation at the Annual Meeting. You may vote online; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed proxy materials.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider in voting your shares of common stock. Please read the complete Proxy Statement and our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2022 carefully before voting.

Meeting Information

Date Tuesday, June 13, 2023	Time 11 a.m. Eastern Time	Virtual Meeting www.virtualshareholdermeeting. com/PLL2023	Record Date April 18, 2023

How to Vote

Your vote is important. You may vote your shares in advance of the 2023 Annual Meeting of Stockholders or during the virtual Annual Meeting.

REGISTERED AND BENEFICIAL STOCKHOLDERS

Internet
To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholdermeeting.com/ PLL2023. You will need the control number printed on your notice, proxy card or voting instruction form.	Telephone
Dial toll-free (1-800-690-6903) or dial the telephone number on your voting instruction form. You will need to follow the instructions and use the control number printed on your proxy card or voting instruction form.	Mail If you received a proxy card or voting instruction form by mail, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

CDI HOLDERS

Instruct CDN Instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote the shares underlying your CDIs pursuant to your instructions in the CDI Voting Instruction Form.	Obtain a Control Number
Contact the Company’s Secretary at voting@piedmontlithium.com by no later than 5:00 p.m. Eastern Time on June 6, 2023 (being 7:00 a.m. Australian Eastern Standard Time on June 7, 2023) in order to obtain a unique control number to attend, vote at and/or ask questions at the Annual Meeting.	Convert Your Shares
Convert your CDIs into shares and vote these shares at the Annual Meeting. The conversion must be done prior to the Record Date. Please contact Computershare Investor Services Pty Ltd. for further information in relation to the conversion process.

Please refer to “How Do I Vote?” in the Question & Answer section for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote electronically during the Annual Meeting of Stockholders, you do not need to mail in a proxy card.

We first began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”), and made our proxy materials available, on or about April 28, 2023.

Voting Matters

Proposal 1: Election of Class III Director Nominees Named in This Proxy Statement

To elect the two Class III director nominees named in the Proxy Statement as Class III directors of the Company, to serve for a three-year term until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

✓	Our Board unanimously recommends that you vote “FOR” each of the director nominees named in this Proxy Statement.

Proposal 2: Ratification of the Appointment of the Independent Auditor

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

✓	Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Proposal 3: Approval of, on an Advisory Basis, the Compensation of our Named Executive Officers

To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

✓	Our Board unanimously recommends that you vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

Proposal 4: Approval of the Grant of Stock Options to Mr. Keith Phillips

To approve the grant of stock options to Mr. Keith Phillips.

✓	The Board (excluding Mr. Phillips) recommends a vote “FOR” the approval of the grant of stock options to Mr. Phillips.

Proposal 5: Approval of the Grant of Restricted Stock Units to Mr. Keith Phillips

To approve the grant of restricted stock units to Mr. Keith Phillips.

✓	The Board (excluding Mr. Phillips) recommends a vote “FOR” the approval of the grant of restricted stock units to Mr. Phillips.

Proposal 6: Approval of the Grant of Performance Stock Units to Mr. Keith Phillips

To approve the grant of performance stock units to Mr. Keith Phillips.

✓	The Board (excluding Mr. Phillips) recommends a vote “FOR” the approval of the grant of performance stock units to Mr. Phillips.

Proposals 7-11: Approval of the Grants of Restricted Stock Units to the Non-Executive Directors

To approve the grants of restricted stock units to the non-executive directors.

✓	The Board (excluding each director for their own equity grant) recommends a vote “FOR” the approval of the grants of restricted stock units to the non-executive directors.

Information Regarding our Directors

Name	Age	Director Since	Occupation	Independent	Committee Membership(s) (as of April 28, 2023)	Committee Membership(s) (as of the Annual Meeting)	Other Public Boards
Jeff Armstrong	58	2021	Former Chief Executive Officer and Chief Financial Officer of North Inlet Advisors	✓	LCC	AC NCGC (Chair)	None
Keith Phillips	63	2021	President and Chief Executive Officer of the Company		None	None	None
Christina Alvord	56	2023	Former President of the Central Division of Vulcan Materials Company	✓	LCC	LCC NCGC	Apogee Enterprises, Inc. Albany International Corp.
Jorge Beristain	53	2021	Vice President of Finance for Ryerson Holdings Corp.	✓	AC (Chair)FE NCGC	AC (Chair)FE NCGC	None
Michael Bless	57	2023	Former President and Chief Executive Officer of Century Aluminum Company	✓	AC	AC LCC	CNA Financial Corp. Enact Holdings, Inc.
Claude Demby	58	2021	Former President of Cree LED (now known as Wolfspeed, Inc.)	✓	AC NCGC (Chair)	LCC (Chair) NCGC	Eos Energy Enterprises Brown Capital Management Mutual Fund Trust
Susan Jones(1)	53	2021	Former Executive Vice President and Chief Executive Officer of Potash	✓	LCC (Chair) NCGC	N/A	TC Energy Corp. CN Rail
(1)	Ms. Jones resigned from the Board, effective as of immediately prior to the Annual Meeting (the “Effective Time”), and, as such, will not be standing for re-election at the Annual Meeting.
AC: Audit Committee	FE Audit Committee Financial Expert

LCC: Leadership and Compensation Committee

NCGC: Nominating and Corporate Governance Committee

TOTAL SHAREHOLDER RETURN

About the Company

Piedmont Lithium is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL; ASX:A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

Redomiciliation

The Company changed its place of domicile from Australia to the State of Delaware in the United States, effective May 17, 2021, pursuant to a Redomiciliation, as described below. Unless the context otherwise indicates, (1) the term “Piedmont Lithium” refers to Piedmont Lithium Inc., a Delaware corporation, and its consolidated subsidiaries at all times on and after the effective date of the Redomiciliation and (2) the term “Piedmont Australia” refers to Piedmont Lithium Pty Ltd. (formerly named Piedmont Lithium Limited), an Australian corporation, and its consolidated subsidiaries at all times prior to the effective date of the Redomiciliation.

Piedmont Lithium acquired all of the issued and outstanding ordinary shares of Piedmont Australia, our Australian founding company and now a wholly owned subsidiary, pursuant to a Scheme of Arrangement under Australian law, which was approved by Piedmont Australia’s stockholders on April 29, 2021, and the Supreme Court of Western Australia on May 5, 2021 (collectively referred to as the “Redomiciliation”).

Piedmont Australia’s ordinary shares were listed on the Australian Securities Exchange (the “ASX”), and Piedmont Australia’s American Depositary Shares (“ADSs”), each representing 100 of Piedmont Australia’s ordinary shares, were listed on Nasdaq. Following the approval of the Redomiciliation, the Company moved the primary listing from the ASX to Nasdaq and listed Chess Depository Interests (the “CDIs”), each representing 1/100th of a share of common stock of Piedmont Lithium on the ASX.

Legal Matters

Forward-Looking Statements. The Proxy Statement contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and environment, social and governance (“ESG”) initiatives. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, outcomes, performance or achievements and other factors to be materially different from the future timing of events, results, outcomes, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC and the ASX. The forward-looking statements, projections and estimates are given only as of the date of this Proxy Statement and actual events, results, outcomes, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this Proxy Statement. Stockholders are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections and estimates, whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Piedmont Lithium, Inc.	1	2023 Proxy Statement

Our Corporate Governance

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at www.piedmontlithium.com/about/, under “Governance.”

The Board currently consists of seven directors and is divided into three classes of directors designated Class I, Class II and Class III. The terms of the Class I directors will expire at the 2024 Annual Meeting of Stockholders. The terms of the Class II directors will expire at the 2025 Annual Meeting of Stockholders. The terms of the Class III directors expire at this Annual Meeting.

On April 6, 2023, Ms. Jones, a Class III director, resigned from the Board, and she will be stepping down from the Board, effective as of the Effective Time, and, as such, she will not be standing for re-election at the Annual Meeting. In accordance with our Amended and Restated Bylaws (the “Bylaws”), the Board has decreased the size of the Board from seven to six directors effective as of immediately following the Effective Time.

In connection with Ms. Jones’ departure from the Board, in order to rebalance the classes of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation, on April 10, 2023, Ms. Alvord, who had been designated as a Class I director, resigned as a Class I director from the Board solely for purposes of facilitating the rebalancing of classes of directors, and then, on April 11, 2023 was immediately reappointed to the Board to serve as a Class III director, with a term to expire at the Annual Meeting, and to serve until her successor shall have been duly elected and qualified or until her earlier death, resignation, removal, retirement or disqualification.

Each of Mr. Armstrong and Ms. Alvord are standing for election at the Annual Meeting. Ms. Alvord and Mr. Bless were first appointed to the Board on January 3, 2023, after a comprehensive process facilitated by an internationally recognized search firm.

Information Regarding Our Director Nominees and Continuing Directors

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee and the Board in determining to recommend them as nominees, is set forth below.

Name	class	age (as of April 28, 2023)	Position
Jeff Armstrong	III	58	Chair of the Board
Keith Phillips	I	63	President and Chief Executive Officer
Christina Alvord	III	56	Director
Jorge Beristain	II	53	Director
Michael Bless	I	57	Director
Claude Demby	II	58	Director

Piedmont Lithium, Inc.	2	2023 Proxy Statement

Class III Director Nominees Standing for Election at this Annual Meeting

Jeff Armstrong Age: 58 Director since: 2021 Committee(s) as of the Annual Meeting: AC, NCGC*

Background

Mr. Armstrong has served as Chair of our Board since May 2021. He also served as chair of the board of our predecessor company prior to the Redomiciliation. He most recently served as Chief Executive Officer and Chief Financial Officer of North Inlet Advisors, a FINRA-regulated entity, from 2009 until 2022. North Inlet provides investment banking services to middle-market companies in the industrial, consumer, business services and agriculture spaces. Mr. Armstrong has served on the boards of private companies in the chemical, solar, health care device and direct to consumer sectors. Prior to 2009, Mr. Armstrong served as Head of Mergers and Acquisitions, Private Equity Coverage and Leveraged Capital at what is now Wells Fargo’s Investment Bank. Mr. Armstrong also worked as an investment banker in the late 1980s and 1990s for Citigroup and Morgan Stanley. Mr. Armstrong resides in Charlotte, North Carolina and is actively engaged in the community.

He received an M.B.A. from the University of Virginia Darden School of Business, a B.S. from the McIntire School of Commerce and is a Chartered Financial Analyst.
Qualifications and Skills We believe Mr. Armstrong is qualified to serve on our Board because of his extensive financial experience.
Christina Alvord Age: 56 Director since: 2023 Committee(s) as of the Annual Meeting: LCC, NCGC

Background

Ms. Alvord has served as a member of our Board since January 2023. She most recently served as the President of the Central Division of Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, from 2019 to 2021. She previously served as Vulcan’s President of the Southern & Gulf Coast Division, from 2017 to 2019, and Vice President of Corporate Planning and Performance Improvement, from 2016 to 2017. Before joining Vulcan, Ms. Alvord held various executive management positions at GE Aviation, a subsidiary of General Electric, including serving as President of GE Aviation-Unison Industries and GE Aviation-Middle River Aircraft Systems. Ms. Alvord also serves on the boards of Apogee Enterprises, Inc. (Nasdaq: APOG), a provider of architectural products and services, and Albany International Corp. (NYSE: AIN), a developer and manufacturer of engineered components. She began her career as a strategy consultant at McKinsey & Co.

Ms. Alvord received a B.S. in Political Science, and a B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology, and an M.B.A. from Harvard Business School.
Qualifications and Skills We believe Ms. Alvord is qualified to serve on our Board because of her strong strategic leadership experience in the integrated mining business.
AC: Audit Committee LCC: Leadership and Compensation Committee NCGC: Nominating and Corporate Governance Committee	FE Audit Committee Financial Expert * : Chair

Piedmont Lithium, Inc.	3	2023 Proxy Statement

Class I Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Keith Phillips Age: 63 Director since: 2021 Committee(s) as of the Annual Meeting: None

Background

Mr. Phillips has served as our President and Chief Executive Officer since July 2017 and as a member of our Board since May 2021. He also served as Chief Executive Officer and a member of the board of our predecessor company prior to the Redomiciliation. Mr. Phillips joined the Company after a 30-year career on Wall Street during which time he worked on strategic and financing transactions representing over $100 billion in aggregate value. He served, most recently, as Senior Advisor with merchant banker Maxit Capital LP, from September 2015 to June 2017. Prior to Maxit Capital, he led the mining investment banking teams for Merrill Lynch, Bear Stearns, JPMorgan, and Dahlman Rose.

Mr. Phillips received an M.B.A. from The University of Chicago and a Bachelor of Commerce from Laurentian University.

Qualifications and Skills

We believe Mr. Phillips is qualified to serve on our Board because of his extensive experience with mining companies, including at many established global leaders in the field, and his expertise in advising exploration and development-stage companies in achieving their strategic objectives, with a particular focus on obtaining relevance in the U.S. capital markets.

Michael Bless Age: 57 Director since: 2023 Committee(s) as of the Annual Meeting: AC, LCC

Background

Mr. Bless has served as a member of our Board since January 2023. He most recently served as Special Advisor to the Chief Executive Officer and board of directors of Century Aluminum Company (Nasdaq: CENX), a U.S.-based, publicly-held, global producer of primary aluminum, from July 2021 through March 2022. Previously, he served as Century’s President and Chief Executive Officer from November 2011 to July 2021, and he was a member of Century’s board of directors from December 2012 to July 2021. Mr. Bless also served as Century’s Executive Vice President and Chief Financial Officer from 2006 to November 2011. Prior to Century, he held a range of executive positions with several companies including Maxtor Corp., a technology company, and Rockwell Automation, Inc. (NYSE: ROK), an automation company. Mr. Bless also serves on the boards of CNA Financial Corp. (NYSE: CNA), a property/casualty insurance company, and Enact Holdings, Inc. (Nasdaq: ACT), a mortgage insurance company. He previously served on the board of Simpson Manufacturing Co., Inc. (NYSE: SSD) from 2017 to 2021.

Mr. Bless received an A.B. in History from Princeton University.
Qualifications and Skills We believe Mr. Bless is qualified to serve on our Board because of his extensive executive and operational experience in the integrated mining business.

Piedmont Lithium, Inc.	4	2023 Proxy Statement

Class II Directors Continuing in Office until the 2025 Annual Meeting of Stockholders

Jorge Beristain Age: 53 Director since: 2021 Committee(s) as of the Annual Meeting: AC*FE, NCGC

Background

Mr. Beristain has served as a member of our Board since May 2021.  He also served as a member of the board of our predecessor company prior to the Redomiciliation.  In January 2022, he was appointed Vice President of Finance for Ryerson Holdings Corporation (NYSE:  RYI) (“RYI”).  RYI is North America’s second-largest service center with approximately 100 locations in the U.S., Canada and Mexico, supplying carbon and stainless steel, aluminum, red metals and semi-fabricated products to the machinery, transport, consumer durables, food processing, construction and energy sectors.  He previously served as Chief Financial Officer of Central Steel & Wire Co., a wholly owned subsidiary of RYI, from 2019 to 2021, where he was integral to the financial transformation of that subsidiary. From 2000 to 2017, Mr. Beristain served as Managing Director and Head of Deutsche Bank AG’s Americas Metals & Mining equity research, where he was consistently ranked by institutional investors as one of the top analysts in the U.S. During his over 20-year career on Wall Street, Mr. Beristain has lived and worked in the U.S., Latin America and Canada and has visited hundreds of industrial companies worldwide.

Mr. Beristain received a B. Comm. from the University of Alberta and is CFA Charterholder.

Qualifications and Skills

We believe Mr. Beristain is qualified to serve on our Board because of his extensive international finance and public equity background and experience in the valuation of mining, metals and chemical operations and downstream manufactured metal uses.

Piedmont Lithium, Inc.	5	2023 Proxy Statement

Claude Demby Age: 58 Director since: 2021 Committee(s) as of the Annual Meeting: LCC*, NCGC

Background

Mr. Demby has served as a member of our Board since June 2021.  He most recently served as President of Cree LED, a Smart Global Holdings, Inc. company (now known as Wolfspeed, Nasdaq: WOLF), from 2020 to 2022.  Prior to Smart Global Holdings acquiring Cree LED, from 2014 to 2020, Mr. Demby held various positions at Cree LED, including as Senior Vice President and General Manager of the Cree LED business, Senior Vice President of Corporate Development and Senior Vice President of the Semi-Conductor Materials business. Mr. Demby served as Chief Executive Officer and Director of the Noël Group, LLC, a global manufacturer of synthetic foam materials, from 2008 to 2014, and served on the board of directors of the Noël Group from 2001 to 2008. From 2001 to 2008, Mr. Demby was President and Chief Operating Officer of L&L Products Inc., a global manufacturer of NVH and structural devices for the automotive and aerospace sectors. Mr. Demby began his career in engineering roles with Procter & Gamble Company and GE Plastics and was focused on the chemical processing and manufacture of consumer and industrial products. He has served as Chair of the Governance and Nominating Committee of the board of directors of Brown Capital Management Mutual Fund Trust (MUTF: BCSIX), a mutual fund, since 2016 and on the board of directors of Eos Energy Enterprises (Nasdaq: EOSE), an energy storage company, since 2021. He previously served on the board of the Federal Reserve Bank of Richmond - Charlotte branch from 2012 to 2017, including serving as Chairman. Mr. Demby has a strong record of community service through his co-founding and running of Valour Academy Schools, Inc., in Raleigh, North Carolina, and serving as an advisory board member of Duke Raleigh Hospital.

Mr. Demby received an M.B.A. from the Rensselaer Polytechnic Institute and a B.S. in Chemical Engineering from the University of Delaware.

Qualifications and Skills

We believe Mr. Demby is qualified to serve on our Board because of his extensive executive and operational leadership experience in growing businesses internationally and his exceptional governance experience.

Board Composition

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing succession planning for directors and ensuring that we have a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of all stakeholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

When identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations of third-party search firms, directors, stockholders, management and other sources. The committee does not distinguish between nominees recommended by stockholders and nominees recommended by other sources. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the Chief Executive Officer, conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Piedmont Lithium, Inc.	6	2023 Proxy Statement

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating and Corporate Governance Committee considers a wide range of factors, including the director’s leadership experience, financial expertise and industry knowledge. In addition, the Nominating and Corporate Governance Committee believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders. Serving on the Company’s Board requires significant time and attention.  Directors are expected to spend the time needed and meet, as necessary, to discharge their responsibilities properly.

Directors are encouraged to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. In addition, directors should advise the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on the board of another for-profit organization.

Board Diversity

The Nominating and Corporate Governance Committee considers a potential director’s ability to contribute to the diversity of the Board, including gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee considers these factors in connection with its annual evaluation of the composition and effectiveness of the Board. In this regard, our current Board of seven directors includes two female directors (28.5%) and two directors who are racially/ethnically diverse (28.5%).

Board Diversity (as of April 28, 2023)

	Keith Phillips	Jeff Armstrong	Christina Alvord	Jorge Beristain	Michael Bless	Claude Demby	Susan Jones	Total Number of Directors (7)
Gender Identity
Male								5
Female								2
Race/Ethnicity
African American or Black								1
White								6
Hispanic or Latinx								1
Two or More Races or Ethnicities								1

Piedmont Lithium, Inc.	7	2023 Proxy Statement

Board Skills Matrix

Our director nominees and continuing directors have demonstrated subject matter expertise in the areas identified below or have actively supervised one or more persons with subject matter expertise in the identified areas.

	Keith Phillips	Jeff Armstrong	Christina Alvord	Jorge Beristain	Michael Bless	Claude Demby	Total
Board of Directors Experience/Public Company Executive							5
Finance, Banking, Capital Allocation & Capital Markets							5
Finance/Accounting							4
Government/Regulatory							3
Human Capital Management/ Labor/Compensation							6
Industry Experience (Chemical/Mining)							5
Clean Tech (EV/Battery)							1
Supply Chain and Logistics							4
International							6
M&A and Integration							6
Marketing/Sales							5
Strategy							6
Risk Management							6
ESG							3
Years(1)	2	2	<1	2	<1	2

(1)	Board tenure in the table includes service on the Board since the Company's Redomiciliation and does not include service on the board of directors of Piedmont Lithium Pty Ltd (formerly, Piedmont Lithium Limited), our Australian predecessor, prior to the Company's Redomiciliation.

Stockholder Recommendations for Directors

The Nominating and Corporate Governance Committee considers written recommendations from stockholders for director candidates. Any stockholder who wishes to propose director nominees for consideration by our Nominating and Corporate Governance Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by directing a description of each nominee’s name and qualifications for board membership to the Chair of the Nominating and Corporate Governance Committee by contacting the Secretary of the Company (the “Secretary”) at the address set forth on the first page of this Proxy Statement. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our Bylaws (which will be provided free of charge upon written request to the Secretary at the address set forth on the first page of this Proxy Statement). The Nominating and Corporate Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates candidates recommended by other sources.

Board Leadership Structure

The Board does not require the separation of the offices of the Chair of the Board and the Chief Executive Officer; the Board’s current preference is to maintain separation of the offices. The Board recognizes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. At any time when the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent directors of the Board will designate an independent director to serve as the lead independent director.

Piedmont Lithium, Inc.	8	2023 Proxy Statement

Our Board has designated an independent member of the Board, Jeff Armstrong, to serve as Chair of the Board. The Chair of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the design of the Board itself. Our Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

The independent directors meet in executive sessions at regular Board and committee meetings, and the independent Chair of the Board or respective committee presides at these executive sessions. The purpose of these executive sessions is to encourage and enhance communication among non-management and independent directors.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-executive director, our Board has determined that Messrs. Armstrong, Beristain, Bless and Demby and Ms. Alvord qualify as “independent directors” as defined by the Nasdaq listing rules. The Board also determined that Ms. Jones, who resigned from the Board and will be stepping down from the Board, effective as of the Effective Time, is independent under the Nasdaq listing rules. Mr. Phillips is not deemed to be independent under Nasdaq listing rules by virtue of his employment with the Company. Former director Todd Hannigan, who retired from the Board on April 22, 2022, was independent during the period he served on our Board.

Our Board also determined that each of the directors currently serving—and who have been appointed to serve as of the Annual Meeting—on the Audit Committee and the Leadership and Compensation Committee satisfies the heightened independence standards for audit committees and compensation committees, as applicable, established by SEC and Nasdaq listing rules.

Role of the Board

Our Board oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management. Consistent with the oversight function of the Board, the Board’s core responsibilities include:

•	Assessing the performance of the CEO and other senior management and setting their compensation;
•	Planning for CEO and senior management succession and overseeing senior management development, including evaluating input from the Leadership and Compensation Committee;
•	Reviewing the Company’s strategies and monitoring their implementation and results;
•	Overseeing the integrity of the Company’s financial statements and the Company’s financial reporting process;
•	Overseeing the Company’s processes for assessing and managing risk, including ESG and Cybersecurity risks;
•	Overseeing legal and regulatory compliance;
•	Nominating the Company’s director candidates and appointing committee members;
•	Shaping effective corporate governance; and
•	Providing advice and counsel to management regarding significant issues facing the Company and reviewing and approving significant corporate actions.

Piedmont Lithium, Inc.	9	2023 Proxy Statement

Board Committees

Our Board has a separately designated Audit Committee, Leadership and Compensation Committee and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at www.piedmontlithium.com/about/, under “Governance.”

Piedmont Lithium, Inc.	10	2023 Proxy Statement

Audit Committee
Members	Principal Responsibilities:

As of April 28, 2023:

Jorge Beristain
(Chair and Audit Committee
Financial Expert)
Claude Demby
Michael Bless

As of the Annual Meeting:

Jorge Beristain
(Chair and Audit Committee Financial Expert)
 Jeff Armstrong
Michael Bless

The primary responsibilities of our Audit Committee are to monitor the role and processes of the Company related, but not limited to, consolidated financial statements, the independence and qualifications of our independent auditor, the performance of our accounting staff and independent auditor, our compliance with legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is also responsible for selecting, retaining, evaluating, setting the compensation of and, if appropriate, recommending the termination of our independent auditor.

Among its specific duties and responsibilities, the Audit Committee:
(a) is directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditor;
(b) obtains and reviews, at least annually, a report by the outside auditor describing: (1) the outside auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by any governmental or professional authorities, within the preceding five years, relating to one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues;
(c) approves in advance all audit and permissible non-audit services to be provided by the outside auditor, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the outside auditor;
(d) at least annually, considers the independence of the outside auditor, and, consistent with rules of the Public Company Accounting Oversight Board (“PCAOB”), obtains and reviews a report by the outside auditor describing any relationships between the outside auditor and the Company or individuals in financial reporting oversight roles at the Company, that may reasonably be thought to bear on the outside auditor’s independence and discusses with the outside auditor the potential effects of any such relationships on the independence of the outside auditor;
(e) reviews and discusses with the outside auditor the matters required to be discussed by the outside auditor under Auditing Standard No. 1301, as adopted by the PCAOB and amended from time to time, including any problems or difficulties the outside auditor encountered in the course of its audit work and management’s response;
(f) meets to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company and the independent auditor’s reports related to the financial statements;
(g) recommends to the Board whether the financial statements should be included in the Company’s annual reports on Form 10-K;
(h) receives reports from the outside auditor and management regarding, and reviews and discusses the adequacy and effectiveness of, the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in internal controls reported to the committee by the outside auditor or management;
(i) receives reports from management regarding, and reviews and discusses the adequacy and effectiveness of, the Company’s disclosure controls and procedures;
(j) if applicable, reviews and discusses with the principal internal auditor of the Company: (1) the annual audit plan and the adequacy of the internal audit resources and (2) the results of the internal audit program;
(k) annually reviews and discusses the performance and effectiveness of the internal audit function;
(l) oversees Piedmont’s information security matters and cybersecurity program;
(m) reviews and discusses earnings press releases and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;
(n) reviews and discusses the Company’s practices with respect to risk assessment and risk management;

Piedmont Lithium, Inc.	11	2023 Proxy Statement

(o) oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s code(s) of conduct and the Company’s policies and procedures for monitoring compliance;
(p) establishes and oversees procedures for handling reports of potential misconduct, including: (1) violations of law or the Company’s code(s) of conduct; (2) complaints regarding accounting, internal accounting controls, auditing and federal securities law matters; and (3) the confidential, anonymous submission of concerns by employees regarding accounting, internal accounting controls, auditing and federal securities law matters;
(q) establishes and periodically reviews policies and procedures for the review, approval and ratification of related person transactions (as defined in applicable SEC rules), reviews related person transactions, and oversees other related party transactions governed by applicable accounting standards;
(r) establishes policies for the hiring of employees and former employees of the outside auditor; and
(s) annually evaluates the performance of the Audit Committee and the adequacy of the Audit Committee charter and recommends changes to the Board as appropriate.
AUDIT COMMITTEE FINANCIAL EXPERT:
Mr. Beristain qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Leadership and Compensation Committee
Members	Principal Responsibilities:
As of April 28, 2023: Susan Jones (Chair) Jeff Armstrong Christina Alvord As of the Annual Meeting: Claude Demby (Chair) Christina Alvord Michael Bless	The primary purpose of our Leadership and Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers and directors. The Leadership and Compensation Committee oversees succession planning for the Chief Executive Officer. Further, the Leadership and Compensation Committee engages with the Chief Executive Officer to monitor the succession planning process implemented by the Board for the other executives of the Company, including recommendations and evaluations of potential successors to fill such positions. Among its specific duties and responsibilities, the Leadership and Compensation Committee:
(a) oversees the Company’s overall compensation philosophy, policies and programs, and assesses whether the Company’s compensation philosophy establishes appropriate incentives for management and employees;
(b) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, recommends the grant of equity awards to the Chief Executive Officer and recommends to the Board the Chief Executive Officer’s compensation level based on this evaluation;
(c) oversees the evaluation of other executive officers and approves the grant of equity awards to other executive officers, and recommends to the Board the compensation of other executive officers based upon the recommendation of the Chief Executive Officer;
(d) administers and recommends to the Board the Company’s incentive compensation and equity-based compensation plans that are subject to the Board’s approval;
(e) reviews and approves the design of other benefit plans pertaining to executive officers;
(f) approves, amends or modifies the terms of other compensation and benefit plans as appropriate;
(g) reviews and recommends to the Board employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;

Piedmont Lithium, Inc.	12	2023 Proxy Statement

(h) reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related disclosures to the extent that the rules and regulations of the SEC require they be included in the Company’s annual report and proxy statement, and recommends to the Board, based on its reviews and discussions, whether the CD&A should be included in the annual report and proxy statement, and oversees the preparation of the committee’s report to the extent required by the rules and regulations of the SEC for inclusion in the Company’s annual report and proxy statement;
(i) periodically reviews the form and amount of compensation paid to directors for their service on the Board and its committees and recommends changes in compensation to the Board as appropriate;
(j) oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees, and reviews the results of this assessment;
(k) oversees the risks regarding the attraction and retention of talent and the risks of succession planning;
(l) at least annually, assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest; and
(m) annually evaluates the performance of the Leadership and Compensation Committee and the adequacy of the Leadership and Compensation Committee’s charter and recommends changes to the Board as appropriate.
The Leadership and Compensation Committee may delegate its authority to one or more subcommittees or one member of the committee. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee periodically engages an outside consultant to advise on compensation-related matters.
Nominating and Corporate Governance Committee
Members	Principal Responsibilities:
As of April 28, 2023: Claude Demby (Chair) Jorge Beristain Susan Jones As of the Annual Meeting: Jeff Armstrong (Chair) Christina Alvord Jorge Beristain Claude Demby	The purpose, duties and responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board (consistent with criteria approved by the Board); recommend to the Board the Company’s director candidates for election at the annual meeting of stockholders; and perform a leadership role in shaping the Company’s corporate governance. Among its specific duties and responsibilities, the Nominating and Corporate Governance Committee:
(a) develops and recommends to the Board criteria for identifying and evaluating director candidates and periodically reviews these criteria and recommends changes to the Board as appropriate;
(b) annually evaluates the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board as a whole and with respect to each individual director, and assesses the criteria that may be needed in the future;
(c) identifies, reviews the qualifications of and recruits director candidates for election to the Board;
(d) assesses the qualifications, contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;
(e) discusses succession planning for the Board and key leadership roles on the Board and its committees;
(f) establishes procedures for the consideration of director candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;

Piedmont Lithium, Inc.	13	2023 Proxy Statement

(g) recommends to the Board the Company’s director candidates for election or reelection to the Board at each annual meeting of stockholders;
(h) recommends to the Board director candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;
(i) develops and recommends to the Board a set of corporate governance principles, and annually reviews these principles and recommends changes to the Board as appropriate;
(j) periodically reviews the Board’s leadership structure and recommends changes to the Board as appropriate;
(k) recommends to the Board the size, structure, composition and functioning of the Board and its committees;
(l) oversees the orientation process for new directors and ongoing education for directors;
(m) oversees the evaluation of the Board and its committees; and
(n) annually evaluates the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee’s charter and recommends changes to the Board as appropriate.

Board Risk Oversight

The Board manages the identification, analysis, and mitigation of short, intermediate and long-term risk for the Company. The Board’s risk management process includes regular discussions with Company’s executives and the Board also retains outside advisors and experts, from time to time, to anticipate future threats, all in an effort to manage the impact of different risks on the Company. The Board’s risk management program aims to facilitate the identification, analysis, communication, and handling of risk throughout the Company. The committees oversee specific risks within their purview, as follows:

(a)	The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.
(b)	The Leadership and Compensation Committee is responsible for overseeing management of risks related to our compensation policies and succession plans and programs applicable to officers and employees.
(c)	The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our corporate governance.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Stakeholder Engagement

We engage with stockholders year-round through a variety of channels, including in-person meetings, phone calls, investor and industry conferences, non-deal roadshows and other relevant engagements from time to time. In 2022, the Company directly engaged with approximately 300 unique investment firms, representing a combination of current stockholders, prospective stockholders, and investment analysts. We also kept the investment community apprised of the latest relevant corporate news with frequent email updates to the approximately 12,000 stakeholders who have opted-in to receive our corporate communications.

Piedmont Lithium, Inc.	14	2023 Proxy Statement

As a result of feedback gathered through these channels, the Company has adjusted our investor engagement strategy and implemented tangible changes, including:

•	Hosting in-person meetings with our senior leadership across four continents.
•	Increasing engagement on social media and via our website to better inform retail stockholders of notable corporate news.

In addition to stockholders, we actively engage with various stakeholder groups on the impact of our projects in the communities where we plan to operate. In 2022, as a result of the feedback gathered from these discussions, we:

•	Established the framework for the Piedmont Lithium Foundation - Power for Life, Inc., which supports students, academic institutions and civic priorities in North Carolina and Tennessee.
•	Began workforce development plans in Etowah, Tennessee, the home of our planned Tennessee Lithium project.
•	Attended community meetings and forums to respond directly to stakeholder questions.
•	Engaged with local communities directly by mail and through community events.

Stakeholders can subscribe to our email communications through our website to stay informed on the latest corporate announcements. Questions can be submitted on our website or by emailing info@piedmontlithium.com.

Environmental, Social and Governance

ESG matters are a priority to us.

Our Board has overall accountability for the Company’s ESG performance, risk management and strategic direction, while the Nominating and Corporate Governance Committee is responsible for reviewing ESG initiatives and performance.

Nevertheless, all Board committees advance ESG initiatives that fall within their purview. The committees regularly report to the Board on ESG matters, strategy and progress on key ESG activities across the organization. Specific working teams at the department level own various ESG issues, develop action plans and are responsible for their implementation. This includes communicating progress, risks and issues, coordinating data management and being responsible for providing content for internal communication. The Company is also evaluating various disclosure frameworks including, but not limited to, Task Force on Climate-related Financial Disclosures, United Nations Sustainable Development Goals, and Sustainability Accounting Standards Board. Recruiting efforts at all levels of the Company include efforts to attract candidates from diverse backgrounds. Our employee base is diverse, with 37.5% of our senior leadership team being comprised of women.

Cybersecurity Matters

The Audit Committee oversees Piedmont’s information security matters and cybersecurity program. Piedmont’s cybersecurity program follows zero-trust principles and is continually adapted to create security standardizations that follow the National Institute of Standards and Technology’s (“NIST”) framework. The Company has partnered with a third-party cybersecurity agency to conduct annual security risk assessments, which are designed in alignment with the NIST Cybersecurity Framework.

The Company’s cybersecurity program is focused on privilege access management and network segmentation, and Piedmont works with a third-party Security Operations Center provider to continuously scan and monitor our networks for threats and vulnerabilities. Through this partnership, the Company has access to a 24/7 incident response team. Further, the partner performs annual penetration tests and breach and attack simulations to validate security controls. Our Chief Administrative Officer updates the Board regarding these initiatives on a quarterly basis.

Piedmont Lithium, Inc.	15	2023 Proxy Statement

Other Corporate Governance Practices and Policies

Director Attendance

The Board met five times during the year ended December 31, 2022. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.

Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. All five directors then-serving attended the annual meeting of stockholders held on June 15, 2022.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications, such as advertisements, solicitations and hostile communications.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at www.piedmontlithium.com/about/, under “Governance.” Our Board is responsible for applying and interpreting the code in situations where questions are presented to it. To the extent required under the Nasdaq listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.

Anti-Hedging Policy

We have a policy that prohibits our directors, officers, employees and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.

Compensation Committee Interlocks

None of the members of our Leadership and Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or the compensation committee of any entity that has one or more executive officers serving on our Board or the Leadership and Compensation Committee.

Director Compensation

The Board’s policy is to compensate non-executive directors for their time, commitment and responsibilities at rates that are commiserate with the director compensation provided at comparable companies. In consultation with the Leadership and Compensation Committee’s independent consultant, the Leadership and Compensation Committee and the Board annually review non-executive director compensation to ensures it remains current with market practices and the duties of the non-executive directors.

In February 2022, based on its review of director compensation practices of our Peer Group (as described in more detail under “Compensation Decision-Making Process”) and applicable survey data, Pearl Meyer, the Leadership and Compensation Committee’s independent consultant at such time, recommended increases to our non-executive director compensation program

Piedmont Lithium, Inc.	16	2023 Proxy Statement

in order to align with market practices. In consideration of Pearl Meyer’s recommendations, the Board approved the following 2022 director compensation program, which provides for cash retainers for services as a member of the Board and as a member or chair of our Board committees, as well as an annual equity grant.

Annual Cash Retainer:	$50,000
Board Chair Retainer:	$25,000
Committee Chair Retainers:
Audit Committee	$15,000
Leadership and Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$10,000
Committee Member Retainers:
Audit Committee	$7,500
Leadership and Compensation Committee	$5,000
Nominating and Corporate Governance Committee	$5,000
Value of Annual Equity Grant (Board Chair)	$105,000
Value of Annual Equity Grant (Other Board Members)	$70,000

In accordance with the 2022 director compensation program, each non-executive director received an annual equity award of restricted stock units (“RSUs”), which were subject to stockholder approval at the 2022 annual meeting of stockholders. The number of RSUs granted is calculated using the target value and the volume-weighted average price (“VWAP”) of the Company’s common stock for the five-day period ending on February 25, 2022, resulting in Mr. Armstrong receiving 2,173 RSUs and each other non-executive director receiving 1,449 RSUs. The RSU awards vested immediately upon receiving stockholder approval; however, non-executive directors are restricted from selling the shares received in settlement of the RSUs during the director’s tenure as a Board member (other than such number as is necessary to cover income taxes arises from such RSUs). We also prohibit non-executive directors from entering into arrangements to limit their exposure to equity awards granted as part of their compensation package. Providing equity-based compensation in the form of RSUs to non-executive directors reflects a standard approach to compensating non-executive directors for United States publicly-listed companies.

2022 Director Compensation Table

Our non-executive director compensation for the year ended December 31, 2022, is indicated in the table below. Mr. Phillips did not receive additional compensation for his service as a director. Ms. Alvord and Mr. Bless joined the board during January 2023 and did not receive any compensation for fiscal 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jorge Beristain	73,521	127,866	201,387
Jeff Armstrong	85,281	191,796	277,077
Todd Hannigan(2)	31,250	127,866	159,116
Claude Demby	67,500	127,866	195,366
Susan Jones(3)	65,000	127,866	192,866
(1)	On December 9, 2021, the Board approved a change in the Company's fiscal year end from June 30 to December 31. As a result, the Company held two Annual Meetings of Stockholders in 2022. As detailed below, stockholders approved grants of RSUs to the Company's directors at both of the Annual Meetings of Stockholders in 2022. Amounts in this column represent the aggregate grant date fair value of the RSUs granted during 2022, calculated in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant, which was (i) $45.40 for

Piedmont Lithium, Inc.	17	2023 Proxy Statement

the RSUs approved by the Leadership and Compensation Committee on May 19, 2021 and approved by stockholders on February 3, 2022 (the date of grant under FASB ASC Topic 718) and (ii) $50.74 for the RSUs approved by the Leadership and Compensation Committee on February 27, 2022 and approved by stockholders on June 15, 2022 (the date of grant under FASB ASC Topic 718). For additional information regarding the assumptions underlying this calculation, please see “Note 9—Stock-Based Compensation” to our consolidated financial statements for the 2022 fiscal year located in our 2022 Annual Report on Form 10-K and 10-K/A. As of December 31, 2022, none of the non-executive directors held outstanding RSUs.
(2)	Mr. Hannigan retired from the Board effective April 22, 2022.
(3)	Ms. Jones resigned from the Board, effective as of immediately prior to the Annual Meeting, and, as such, will not be standing for re-election at the Annual Meeting.

2023 Director Compensation

In connection with the annual review of our non-executive director compensation and in consultation with Willis Towers Watson, the Leadership and Compensation Committee’s independent compensation consultant at such time, the Leadership and Compensation Committee recommended, and the Board approved, increases to certain components of the non-executive director compensation as set forth below to be effective for 2023 in order to further align director compensation with market practices:

Annual Cash Retainer:	$60,000
Committee Chair Retainers:
Audit Committee	$20,000
Leadership and Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$12,000
Committee Member Retainers:
Audit Committee	$9,500
Leadership and Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Value of Annual Equity Grant (Board Chair)	$190,000
Value of Annual Equity Grant (Other Board Members)	$105,000

Stock Ownership Guidelines

We require our directors to own significant amounts of our stock. Each non-executive director is required to accumulate stock equal to 5x the cash component of a non-executive director’s annual retainer (excluding any retainers for service on committees of the Board and any retainers for Board and committee leadership). Non-executive directors have five years to meet the requirement measured from April 28, 2022, the date the policy was adopted, or, if later, the time they are first retained as directors.

Individual and joint holdings of the Company’s stock with immediate family members count toward fulfilling the guidelines. Until a director holds the requisite number of shares of Company stock, the director may not sell more than 50% of the shares, net of shares sold for tax obligations, acquired from the vesting of stock awards. However, prior to meeting our stock ownership guidelines, a director is permitted to sell, without restriction, shares of Company stock purchased directly or indirectly by the director.

All non-executive directors are either currently in compliance with the guidelines or on track to comply with the guidelines by the end of the five-year grace period.

Indemnification Agreements

We have entered into indemnification agreements with our directors and our executive officers. The indemnification agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

Piedmont Lithium, Inc.	18	2023 Proxy Statement

Executive Officers

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

NAME	AGE (AS OF APRIL 28, 2023)	POSITION
Keith Phillips(1)	63	President and Chief Executive Officer
Patrick Brindle	46	Executive Vice President and Chief Operating Officer
Bruce Czachor	61	Executive Vice President, Chief Legal Officer and Secretary
Austin Devaney	57	Executive Vice President and Chief Commercial Officer
Krishna McVey	53	Executive Vice President and Chief Administrative Officer
Michael White	50	Executive Vice President and Chief Financial Officer
(1)	For Mr. Phillips’ biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Patrick Brindle	Executive Vice President and Chief Operating Officer | Age: 46
Patrick Brindle. Mr. Brindle has served as our Executive Vice President and Chief Operating Officer since March 2022 and previously held the position of Chief Development Officer from May 2021 until March 2022. From January 2018 to May 2021, Mr. Brindle served as our Vice President of Project Management. Prior to joining the Company, from January 2000 to December 2017, he worked in various roles in engineering and management including as Vice President of Engineering with DRA Taggart, LLC, a subsidiary of DRA Global Limited (ASX: DRA), an engineering firm specialized in project delivery of mining and mineral processing projects globally. Over his career, Mr. Brindle has held various management and senior engineering roles, including multi-year expatriate assignments, and has completed EPC projects in diverse jurisdictions, including the U.S., Canada, China, Mongolia, Brazil, Russia and others.
Mr. Brindle received a B.S. in Environmental Science and a B.S. in Civil Engineering from Virginia Tech.

Piedmont Lithium, Inc.	19	2023 Proxy Statement

Bruce Czachor	Executive Vice President, Chief Legal Officer and Secretary | Age: 61
Bruce Czachor. Mr. Czachor has served as our Executive Vice President, Chief Legal Officer and Secretary since August 2021. He joined the Company in December 2018 on a part-time basis as our Vice President and General Counsel and served as legal consultant for most of 2020 before rejoining as our Vice President and General Counsel in December 2020. Mr. Czachor has over 35 years of experience in general corporate matters, corporate governance, capital markets, bank finance, mergers and acquisitions, joint ventures, licensing agreements and commercial transactions, and was previously a partner and associate at Shearman & Sterling LLP from 1988 to 2011 and as a partner at Orrick, Herrington & Sutcliffe LLP from 2011 to 2013. Over his career, Mr. Czachor has represented a wide variety of businesses, ranging from Fortune 500 companies to start-ups, and he has extensive experience in the mining, energy and cleantech industries.
Mr. Czachor received a J.D. from New York Law School and a B.A. in Political Science from Binghamton University. He is admitted to practice in New York, New Jersey and California.

Austin Devaney	Executive Vice President and Chief Commercial Officer | Age: 57
Austin Devaney. Mr. Devaney has served as our Executive Vice President and Chief Commercial Officer since December 2022. Previously, he served as our Senior Vice President and Chief Commercial Officer from February 2022 to December 2022 and Vice President, Sales and Marketing from July 2020 to February 2022. Prior to joining the Company, from September 2019 to July 2020, Mr. Devaney led the battery materials team for HIS Makit. From January 2015 to September 2019 he served in increasingly senior sales and marketing roles with Albemarle Corp. (NYSE: ALB), a lithium producer, ultimately serving as Vice President Strategic Marketing and Customer Excellence where he was responsible for global marketing and customer engagement for Albemarle’s battery markets. Mr. Devaney also served at Albemarle’s predecessor, Rockwood Lithium, as Global Product Manager – Lithium Hydroxide, and National Sales Manager – Battery Products. Prior to his time in the lithium business, Mr. Devaney held senior marketing and operational roles with U.S. chemical companies, including Occidental Chemical Corp. (NYSE: OXY), Kemira Oyj (OTCMKTS: KOYJF) and Fuchs Lubricants (FWB: FPE).
Mr. Devaney received a B.S. in Chemical Engineering from Clemson University and an M.B.A. from Southern Methodist University.

Piedmont Lithium, Inc.	20	2023 Proxy Statement

Krishna McVey	Executive Vice President and Chief Administrative Officer | Age: 53
Krishna McVey. Ms. McVey has served as our Executive Vice President and Chief Administrative Officer since December 2022. Previously, she served as our Senior Vice President and Chief Administrative Officer from March 2022 to December 2022. From August 2021 to February 2022, she served as our Vice-President and Chief Human Resources Officer. Prior to joining the Company, from July 2017 to July 2021, Ms. McVey served in various roles at TC Transcontinental Packaging, a flexible packaging company, including as Global Director of Human Resources, Advanced Coatings and Vice President of Human Resources, Consumer and Pet Food Division, and U.S. Labor Relations. In these roles, she was responsible for establishing and driving labor relations strategy for all organized facilities in the United States and the UK as well as all human resource functions for the divisions within her purview. Prior to her time at TC Transcontinental, she had a 15-year career with Michelin North America, Inc., holding positions in both France and North America. Ms. McVey began her career in private practice with Edwards Ballard, a management-defense employment law firm, where she represented a variety of private and public employers in all aspects of employment litigation defense as well as in developing human resources policies and diversity programs.
Ms. McVey received a joint J.D. from the University of South Carolina School of Law and Master of Human Resources from the Darla Moore School of Business at the University of South Carolina, as well as her B.A. in French from the University of South Carolina.

Michael White	Executive Vice President and Chief Financial Officer | Age: 50
Michael White. Mr. White has served as our Executive Vice President and Chief Financial Officer since May 2021. Prior to joining the Company, from 2018 to 2020, Mr. White served as Vice President, Chief Accounting Officer and Corporate Controller of ChampionX Corp. (Nasdaq: CHX), formerly Apergy Corp., a multibillion-dollar manufacturing, chemicals and services public company, where he was responsible for leading the company’s global accounting and financial reporting. In that role, Mr. White led enterprise-wide transformation of the global controllership function, created sustainable financial reporting with key performance metrics for operational leadership and provided financial leadership related to mergers and acquisition activities, including a successful IPO. Prior to ChampionX, from 2014 to 2018, Mr. White served as Senior Vice President, Chief Accounting Officer and Corporate Controller for Aegion Corp., a global manufacturing company serving the industrial, oil and gas and water industries. He has held senior financial leadership positions throughout his 25-year career with companies primarily in the energy and technology sectors, including roles as Chief Financial Officer of Baker Energy (Nasdaq: BKR) and as a manager in the assurance practice with Ernst & Young LLP.
Mr. White received a Bachelor of Business Administration in Accounting and Finance from the University of Houston, C.T. Bauer College of Business and is a Certified Public Accountant.

Piedmont Lithium, Inc.	21	2023 Proxy Statement

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) outlines the Company’s 2022 executive compensation programs and practices for our named executive officers (“NEOs”) listed below.

NAME	POSITION
Keith Phillips	President and Chief Executive Officer
Patrick Brindle(1)	Executive Vice President (“EVP”) and Chief Operating Officer
Bruce Czachor	EVP, Chief Legal Officer and Secretary
Michael White	EVP and Chief Financial Officer
Austin Devaney(2)	EVP and Chief Commercial Officer
(1)	Mr. Brindle was appointed the Company’s EVP and Chief Operating Officer after Mr. Klanecky resigned from such position effective March 15, 2022.
(2)	Mr. Devaney was appointed the Company’s EVP and Chief Commercial Officer in December 2022.

Overview

In 2022, our executive compensation program focused on Company achievements, the creation of long-term value for our stockholders, and the development of a competitively aligned compensation plan. Our executive compensation program is overseen by the Leadership and Compensation Committee, with input from their independent compensation consultant, and utilizes a mix of base pay, short-term incentives and long-term incentives designed to attract, motivate and retain high-performing leaders. Long-term equity incentives make up the majority of target compensation under our executive compensation program to incentivize NEOs to focus on the long-term success of the Company.

A material underpinning of the 2022 NEO compensation program included a competitive pay analysis we conducted, with the assistance of the independent compensation consultant, based on peer group benchmarking, which found a significant disparity in the compensation of our NEOs relative to the peer group. Therefore, 2022 compensation decisions were made with the goal of adjusting target NEO pay towards the 25th percentile of our peer group, with the ultimate objective of trending towards the peer group median using incremental adjustments in compensation over time.

In addition to peer group benchmarking, a range of other inputs, such as Company and individual performance and NEO experience, tenure, unique skills and position importance, were used to determine 2022 NEO compensation. In 2022, our annual cash bonuses were determined based on key corporate and project achievements and our long-term equity awards incorporated key project achievements as performance metrics. NEOs also received a one-time grant of three-year cliff-vesting stock options to help ensure competitive pay and reinforce the incentive for long-term development of stockholder value.

2022 Compensation Decision Highlights

Competitive Pay Analysis—For 2022, Pearl Meyer, the Leadership and Compensation Committee’s independent compensation consultant at such time, guided the Leadership and Compensation Committee’s deliberate efforts to evaluate the positioning of NEO pay and to begin to align it with the market median of Piedmont Lithium’s compensation peer group and conducted a competitive pay analysis for such purpose.

Piedmont Lithium, Inc.	22	2023 Proxy Statement

Long-Term Incentive Evaluation—In an effort to further align pay with stockholder value, the Leadership and Compensation Committee adopted corporate milestones as a component of our 2022 long-term equity incentives. In February 2022, the Board approved four key corporate milestones that are aligned to stockholder value to guide the payout of performance stock units (“PSUs”) granted during 2022, as discussed in more detail below.

WHAT GUIDES OUR PROGRAM

Executive Compensation Objectives and Principles

Our senior executives are integral in developing and executing the Company’s strategic plans and driving performance that creates long-term value for our stockholders. The 2022 executive compensation program was designed to attract, motivate, and retain talented, experienced, and high-performing leaders and was based on the following objectives:

1.	Align with stockholder interests—Pay elements incentivize the achievement of corporate goals and sustained stockholder value.
2.	Competitive pay and reward performance—The program pays competitive compensation compared to pay scales for comparable executive positions within our peer group and provides the flexibility to reward individual performance.
3.	Balance risk to reward—Compensation is guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.
WHAT WE DO	WHAT WE DON'T DO
Emphasize at-risk pay over fixed pay with a significant portion tied to achieving our short-term and long-term objectives and stock performance.	Tax gross ups, other than for qualified relocation expenses available to all employees.
Maintain anti-hedging and anti-pledging policies.	Reprice or exchange underwater options without stockholder approval.
Provide for “double-trigger” severance benefits upon a change in control.	Grant stock options or stock appreciation rights with a strike price below fair market value.
Engage an independent compensation consultant.	Provide supplemental executive retirement plans.
Maintain robust stock ownership guidelines.	Provide significant perquisites.

Piedmont Lithium, Inc.	23	2023 Proxy Statement

Elements of Pay

Our executive compensation philosophy includes the following principal elements of pay:

PAY ELEMENT	HOW IT’S PAID	PURPOSE
Base Salary	Cash (Fixed)	Provides a competitive base salary relative to similar positions in the market and enables the Company to attract and retain executive talent.
Short-Term Incentives	Cash (At Risk)	Reward executives for delivering on short-term strategic objectives that contribute to stockholder value.
Long-Term Incentives	Equity (At Risk)	Incentivize executives to execute long-term strategies while supporting the Company’s executive retention strategy, which 2022 was implemented through the grant of stock options and PSUs.

Target Pay Mix

The charts below outlines the 2022 target pay mix (including the target values of each NEO’s one-time grants) for Mr. Phillips, our President and Chief Executive Officer, and for the average of such mix for our other NEOs. The Leadership and Compensation Committee seeks to emphasize pay that is “at risk”, and for 2022, the target pay for Mr. Phillips was 80% at risk and the average target pay for our NEOs other than Mr. Phillips was 71% at risk.

CEO TARGET PAY MIX	OTHER NEO TARGET PAY MIX

Compensation Decision-Making Process

The executive compensation decision-making process involves the Leadership and Compensation Committee, its independent compensation consultant, the Board and certain members of management to ensure effective guidance, reflective of all important consideration, is included in compensation determinations. Through this governance structure, the Leadership and Compensation Committee, management team, independent compensation consultant, and the Board work together to ensure prudent decision-making and discourage excessive risk-taking.

The Role of the Leadership and Compensation Committee and Board—The Leadership and Compensation Committee oversees the Company’s overall compensation philosophy, policies, and programs. This oversight includes governing the executive compensation program. The independent members of the Board approve the compensation of our Chief Executive Officer based upon recommendations from the Leadership and Compensation Committee.

Piedmont Lithium, Inc.	24	2023 Proxy Statement

The Leadership and Compensation Committee is comprised of independent, non-employee members of the Board. The Leadership and Compensation Committee works closely with our management team and independent compensation consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Leadership and Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed on our website at www.piedmontlithium.com/about under “Governance.” The Leadership and Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the Chief Executive Officer, whose compensation is determined by the independent members of the Board based upon recommendations from the Compensation Committee.

The Role of Management—The Company’s Chief Executive Officer, Chief Legal Officer and Chief Administrative Officer attend regular meetings of the Leadership and Compensation Committee. The Leadership and Compensation Committee engages in closed-door sessions to finalize executive compensation. Similarly, the Board engages in closed-door sessions to finalize CEO compensation. Only the Leadership and Compensation Committee members are allowed to vote on decisions regarding executive officer, including the NEOs, compensation. Our Chief Executive Officer provides recommendations pertaining to NEO (other than himself) and non-NEO pay to the Leadership and Compensation Committee to ensure transparency and oversight, and he is generally responsible for decisions on non-officer compensation. Our Chief Executive Officer does not participate in the deliberations of the Leadership and Compensation Committee or the Board regarding his own compensation.

The Role of the Compensation Consultant and Compensation Peer Group—The Leadership and Compensation Committee retained Pearl Meyer as its independent compensation consultant for purposes of setting 2022 executive compensation. Pearl Meyer guided the Leadership and Compensation Committee’s deliberate effort to align the pay of NEOs with the market medians of our compensation peer group. With input from the Leadership and Compensation Committee, Pearl Meyer developed a compensation peer group model that included general peer group selection criteria, an annual process for selecting peer companies, and key benchmarks to guide executive compensation decisions along with other available sources of market data.

GENERAL PEER GROUP SELECTION CRITERIA
• Industry and business characteristics comparable to the Company
• Comparable stage of development, including pre-revenue mineral resource companies
• Competition for executive talent in the battery materials and electric vehicle supply chains
• Generally similar compensation models

This compensation peer group included a cross section of mineral resource, clean energy and specialty chemical companies with a median market capitalization of $1.3 billion and median revenues of $380 million. The 2022 compensation peer group, which we refer to herein as the “Peer Group,” is set forth below.

2022 COMPENSATION PEER GROUP
AdvanSix Inc.	FutureFuel Corp.	Myers Industries, Inc.
American Vanguard Corporation	Gatos Silver, Inc.	NovaGold Resources Inc.
Amyris, Inc.	Ingevity Corporation	Rayonier Advanced Materials Inc
Chase Corporation	Koppers Holdings Inc.	Seabridge Gold Inc.
Clean Energy Fuels Corp	Kraton Corporation	Tredegar Corporation
Compass Minerals International, Inc.	Lithium Americas Corp.	Tronox Holdings plc
Danimer Scientific, Inc.	Livent Corporation	United States Lime & Minerals, Inc.
FuelCell Energy, Inc.	Minerals Technologies Inc.

Piedmont Lithium, Inc.	25	2023 Proxy Statement

In August of 2022, the Leadership and Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation consultant for setting 2023 executive compensation. With support from WTW, the Leadership and Compensation Committee approved the following changes to the 2022 peer group to establish the 2023 peer group for purposes of benchmarking and setting 2023 compensation levels: (i) the removal of Kraton Corporation and Gatos Silver, Inc., and (ii) the addition of Kaiser Aluminum, Century Aluminum, and SunCoke Energy, Inc.

Pearl Meyer and WTW did not provide any services to the Company other than advice to and services for the Leadership and Compensation Committee relating to compensation of executives and non-executive directors. The Leadership and Compensation Committee reviews services provided by its independent compensation consultants on at least an annual basis. After taking into consideration the factors listed in Nasdaq Listing Rule 5605(d)(3)(D), the Leadership and Compensation Committee concluded that there are no conflicts of interest with respect to the engagement of Pearl Meyer and WTW by the Leadership and Compensation Committee.

Say-on-Pay Feedback

At the 2022 annual meeting of stockholders, we submitted our executive compensation programs for an advisory vote to our stockholders, and received the support of approximately 91% of the votes cast on the proposal. The Leadership and Compensation Committee recognized the significant support for our executive compensation program as demonstrated by our 2022 say-on-pay results, and although no specific changes were made to the program as a result of the say-on-pay vote, the Leadership and Compensation Committee seeks to enhance and develop our executive compensation program to continue focusing on stockholder alignment.

2022 EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program has three primary elements: base salary, annual cash bonuses and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy as described below. The Leadership and Compensation Committee established 2022 target compensation levels by balancing the following factors:

•	The competitive landscape, including the target compensation of similarly situated executives at the companies within our Peer Group;
•	Internal priorities;
•	Individual experiences and capabilities; and
•	The discretion to deviate, as necessary and appropriate, to reward and retain executives.

Base Salary

Base salary is an essential component to any market-competitive compensation program and provides a fixed-level of compensation to allow us to attract executive talent. As part of Pearl Meyer’s services, Pearl Meyer completed an assessment of the Company’s executive pay to those in the Peer Group, which highlighted a significant disparity in the compensation of our NEOs relative to similarly situated executives at companies in our Peer Group. In addition, the assessment revealed that Piedmont Lithium, as a pre-revenue company, is difficult to benchmark against the Peer Group because the Peer Group includes revenue generating companies and that Piedmont’s market cap is lower than some members of the Peer Group (and higher market cap tends to result in higher long-term incentive compensation values).

Since the Company is non-revenue producing and its market cap is lower than the peer group median, Pearl Meyer suggested targeting compensation between the 25th percentile and the median over the long term, with the target compensation for newer, less experienced incumbents being closer to the 25th percentile. Based on these recommendations, the Leadership and Compensation Committee targeted 2022 base salary compensation to better align the 25th percentile.

Piedmont Lithium, Inc.	26	2023 Proxy Statement

As such, in February 2022 the Leadership and Compensation Committee approved, or recommended and the Board approved in the case of Mr. Phillips, the following base salaries for our NEOs retroactive to January 1, 2022 (or, for Mr. Devaney, approved and effective in March 2022 in connection with his promotion):

NAME	BASE SALARY AS OF 12/31/2021	25th PERCENTILE PEER GROUP BENCHMARK	BASE SALARY AS OF 12/31/2022	PERCENTAGE INCREASE
Keith Phillips	$500,000	$625,000	$600,000	20%
Patrick Brindle(1)	$350,000	$370,000	$450,000	29%
Bruce Czachor	$350,000	$361,000	$375,000	7%
Michael White	$350,000	$375,000	$375,000	7%
Austin Devaney(2)	$250,000	$246,000	$300,000	20%
(1)	Mr. Brindle served as Executive Vice President and Chief Development Officer at the time that the Peer Group data was collected, and there was no benchmark data available for this role. The pay increase reflected herein for Mr. Brindle represents his promotion to Executive Vice President and Chief Operating Officer, with had a 25th percentile Peer Group benchmark of $370,000.
(2)	The benchmark for Mr. Devaney reflects his position as Vice President of Sales and Marketing, which he served in at the time that the Peer Group data was collected. On March 1, 2022, Mr. Devaney was promoted to Senior Vice President and Chief Commercial Officer with a base salary of $300,000. In December 2022, Mr. Devaney was promoted to Executive Vice President and Chief Commercial Officer. This promotion was effective January 1, 2023 and his salary was increased to $375,000.

Annual Cash Bonuses

Piedmont provides annual cash bonuses to motivate and reward executives for achievements relative to the goals and expectations of each fiscal year. For 2022, our NEOs had the opportunity to earn a performance-based cash bonus with payouts dependent upon the Leadership and Compensation Committee’s assessment of the Company’s performance. Target annual bonus opportunities are expressed as a percentage of base salary (as in effect at the end of the applicable year) and established according to each NEO’s level of responsibility and ability to impact overall results. Each NEO’s maximum annual bonus is 200% of the target annual bonus. During 2022, the Leadership and Compensation Committee was conducting an extensive review and evaluation of the Company’s executive compensation program and considering design changes to its overall structure. Thus, in determining 2022 annual cash bonuses, the Leadership and Compensation Committee conducted an objective assessment of performance results relative to how the NEOs contributed to the execution of our strategic priorities for the year. Material considerations in determining annual cash bonuses for 2022 included the following key achievements:

CORPORATE	TENNESSEE
• $122.1 million capital raise in March 2022, through the issuance of 2,012,500 shares of common stock at an issue price of $65.00 • Significantly grew and developed internal talent

•        Preliminary economic assessment for proposed lithium hydroxide conversion plant to expand our expected manufacturing capacity in the U.S.

•        Site selection of Tennessee Lithium at a location in Etowah, Tennessee in McMinn County

•        Selection for a $141.7 million grant award from the U.S. Department of Energy to support construction of Tennessee Lithium

•        Submission of construction and operating conditional major Non-Title V Air Permit application

QUEBEC

•        Prefeasibility study for restart of spodumene concentrate production at North American Lithium

•        Formalization of restart plans for North American Lithium

•        Received final material permit required to restart operations at North American Lithium, with an expected restart in the first half of 2023

Piedmont Lithium, Inc.	27	2023 Proxy Statement

GHANA	CAROLINA

•        Technical study completed for Ewoyaa Lithium Project, demonstrating spodumene concentrate production using dense medium processing technology

•        Mining lease application lodged to the Minerals Commission of Ghana for Ewoyaa Lithium Project

•        Continued engagement in permitting activities with state and local agencies for Carolina Lithium

•        A Prevention of Significant Deterioration-Title V Air Permit application submitted to the North Carolina Department of Environmental Quality, Division of Air Quality

•        Continued engagement with neighbors, community members, leaders, and organizations, contributing extensive resources and volunteer time to Gaston County local organizations and non-profits

Based on these corporate performance considerations, the Leadership and Compensation Committee approved the payout of the following annual cash bonuses for 2022:

NAME	2022 TARGET ANNUAL BONUS (% OF BASE SALARY)	2022 TARGET ANNUAL BONUS	2022 FINAL ANNUAL BONUS PAYOUT
Keith Phillips	100%	$600,000	$1,200,000
Patrick Brindle	56%	$250,000	$500,000
Bruce Czachor	50%	$187,500	$375,000
Michael White	50%	$187,500	$375,000
Austin Devaney	33%	$100,000	$200,000

Long-Term Incentive Compensation

2022 Annual Grants

In February 2022, as part of the 2022 executive compensation program, the Leadership and Compensation Committee granted long-term incentive compensation in the form of equity awards under our 2021 Stock Incentive Plan (the “2021 Plan”) using a mix of PSUs and stock options. We believe equity awards provide meaningful incentives for our NEOs to execute long-term financial and strategic growth goals that drive stockholder value. Long-term equity incentive awards underpin our employment and engagement strategy and are specifically designed to: (i) promote the long-term growth of the Company, (ii) attract and retain high-performing talent, and (iii) provide management with incentives that are closely linked to the interests of stockholders. The target 2022 long-term incentive compensation value and percentage granted as PSUs and stock options are shown below (which target values were used to determine the number of PSUs and stock options granted and do not reflect the accounting grant date fair value of the awards).

NAME	TOTAL TARGET LTI AWARD VALUE	PSUS (% OF TARGET)	NUMBER OF PSUS	STOCK OPTIONS (% OF TARGET)	NUMBER OF STOCK OPTIONS
Keith Phillips	$1,000,000	50%	10,348	50%	22,674
Patrick Brindle	$700,000	50%	7,244	50%	15,870
Bruce Czachor	$400,000	50%	4,140	50%	9,069
Michael White	$400,000	50%	4,140	50%	9,069
Austin Devaney	$200,000	50%	2,072	50%	4,536

Piedmont Lithium, Inc.	28	2023 Proxy Statement

As a part of the 2022 long-term incentive compensation program, the Leadership and Compensation Committee granted PSUs that vest based on the satisfaction of four corporate milestones, which consists of four specific accomplishments that are aligned with long-term stockholder value creation and are each weighted at 25% (for a 100% total payout). The 2022 PSUs have a performance period ending on December 31, 2024 and will expire if the corporate milestones have not been achieved by such date. PSUs promote the achievement of our long-term objectives and strategic goals while also aligning the interests of our NEOs with our stockholders. In addition, the three-year performance period for our PSUs serves as a valuable tool for executive retention.

2022 PSU CORPORATE MILESTONES
NAL Restarted Milestone	First commercial shipment of spodumene concentrate from the mine gate of the North American Lithium mine.
Ghana DFS Milestone	The release of a comprehensive announcement of a positive definitive feasibility study of the Ewoyaa Project in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves or other recognized code.
Carolina Lithium Final Investment Decision Milestone	A documented decision by the Board authorizing a full notice to proceed with the Carolina Lithium Project.
Tennessee Lithium Final Investment Decision Milestone	A documented decision by the Board authorizing a full notice to proceed with Tennessee Lithium.

As of December 31, 2022, none of the corporate milestones under the 2022 PSUs have been achieved; however, the Company is continuously advancing towards achieving these milestones and the Leadership and Compensation Committee will consider the status of the achievement of these milestones when making compensation decisions in 2023 and 2024.

In addition to PSUs, the Leadership and Compensation Committee also granted premium-priced stock options as a part of the 2022 long-term incentive compensation program. The 2022 annual stock options vest ratably over three years on each of December 31, 2022, 2023 and 2024. These stock options are generally contingent upon the continued employment of the NEO through each vesting date and expire on February 28, 2032 if not exercised. The exercise price of the 2022 stock options, $55.00, was based on a 13.8% premium to the five-day VWAP of the Company’s common stock as of the date of grant. Stock options provide meaningful incentives for management to execute on long-term financial and strategic growth goals that drive shareholder value because stock options only provide value to the NEOs if the price of the Company’s stock appreciates over time.

2022 One-Time Stock Options

In addition to the annual long-term incentive awards described above, the Leadership and Compensation Committee also approved a one-time grant of premium priced stock options to the NEOs in February 2022 as a part of efforts to reward performance and provide compensation commensurate with the Peer Group. These one-time stock options cliff vest on December 31, 2024 and expire on February 28, 2032, if not exercised. Similar to the annual stock options described above, the exercise price of the one-time options, $55.00, was based on a 13.8% premium to the five-day VWAP of the Company’s common stock as of the date of grant.

NAME	TARGET ONE-TIME GRANT VALUE	NUMBER OF ONE-TIME STOCK OPTIONS
Keith Phillips	$800,000	36,276
Patrick Brindle	$600,000	27,207
Bruce Czachor	$350,000	15,871
Michael White	$350,000	15,871
Austin Devaney	$200,000	9,069

Piedmont Lithium, Inc.	29	2023 Proxy Statement

Devaney PSUs

In 2022, the Company also granted Mr. Devaney 5,000 PSUs that were eligible to vest based on the achievement of the execution of term sheet(s) for certain sales of lithium hydroxide prior to December 31, 2022. The Company did not achieve such performance on or before December 31, 2022, given that the operating assets had not been ready for sales prior to December 31, 2022. Accordingly, the Leadership and Compensation Committee cancelled such PSUs with no payout. In January 2023, the Leadership and Compensation Committee granted Mr. Devaney a replacement PSU award based on the same performance metrics, with an outside date for achieving the performance goal of December 31, 2023.

Forfeiture of 2021 PSUs

In 2021, the Company granted Messrs. Phillips, Brindle, and Devaney awards of PSUs that vest based on the achievement of certain construction milestones with a performance period ending on December 31, 2022. Because the operating assets were not ready for sales prior to December 31, 2022, the Company did not achieve the milestones for the payout of these awards prior to the end of the performance period, and accordingly, the PSUs did not vest and were forfeited on December 31, 2022.

401(k) Plan and Other Benefits

The NEOs are eligible to participate in employee benefit plans and programs, including medical plans, dental and vision coverage, short-term and long-term disability insurance and term life insurance, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs also are eligible to participate in the Company’s 401(k) defined contribution plan, subject to limits imposed by the Internal Revenue Code, to the same extent as the Company’s other full-time employees.

OTHER PRACTICES, POLICIES, AND GUIDELINES

Executive Stock Ownership Guidelines

To ensure executive and stockholder interests are adequately aligned, we require NEOs to own significant amounts of Piedmont stock, as shown below. The required amounts are set at multiples of base salary. Executives have five years from the time the guidelines were adopted or, if later, the time they are first hired or promoted into a position at the executive vice president level or above to meet the guideline requirement.

The number of shares of Company stock that must be held depends upon the executive officer’s base salary on the date of hire, date of promotion or the Company’s defined measurement date. Our annual defined measurement date is January 2 (or the next trading date, if such date is not a trading date), date of hire or date of promotion, whichever is most relevant.

The number of shares of Company stock an executive officer must hold is based on the following table.

POSITION	MULTIPLE OF BASE SALARY	STATUS AS OF 12/31/2022
Chief Executive Officer	5x	Met requirement
Chief Operating Officer	3x	Met requirement
Executive Vice Presidents	2x	Met requirement or on track to comply

Shares owned by the executive officers directly or indirectly (e.g., by a spouse, minor child or trust) and time-based restricted stock and RSUs are credited towards the stock ownership guidelines. PSUs, other performance-based awards and stock options (whether vested or unvested) do not count toward stock ownership guidelines.

Until the executive officer holds the requisite number of shares of Company stock, the executive officer may not sell more than 50% of the shares, net of shares sold for tax obligations, acquired from the vesting of stock awards and stock options. However, prior to meeting stock ownership guidelines, an executive officer is permitted to sell, without restriction, shares of Company stock purchased directly or indirectly by the executive officer.

Piedmont Lithium, Inc.	30	2023 Proxy Statement

No Hedging, Pledging or Short Selling

The Company maintains a trading policy that prohibits any hedging, pledging or short selling (profiting if the market price decreases) of Company securities by any director or employee (including executive officers) whose function and responsibilities provide access to material, non-public information about the Company. The trading policy also prohibits such persons from pledging Company securities as collateral in a margin account with a broker-dealer.

Clawback Policy

We intend to adopt a clawback policy consistent with the requirements of Exchange Act Rule 10D-1 prior to the effectiveness of final Nasdaq listing standards implementing such rule.

ACTIONS TAKEN FOLLOWING FISCAL YEAR END

In March 2023, the Leadership and Compensation Committee approved a new scorecard approach for use in connection with the 2023 short-term incentive (“STI”) program in which the NEOs participate. The 2023 STI program is based on finance goals, operations goals, commercial goals, and ESG goals, each weighted 25%. The scorecard reflects an expansion of the objectives of our executive compensation program to ensure that ESG priorities, which are key drivers of stockholder value, will be appropriately aligned with executive compensation. ESG was established as a critical compensation program objective and key ESG targets are incorporated into the 2023 STI program.

Also in March 2023, the Leadership and Compensation Committee approved the 2023 long-term incentive compensation program which consists of time-based RSUs that vest ratably on each of December 31, 2023, December 31, 2024 and December 31, 2025 (weighted 25%), time-based premium-priced stock options that cliff vest on December 31, 2025 (weighted 25%), and PSUs that vest in three equal tranches based on our total shareholder return relative to the total shareholder return of a specified peer group at 0% to 200% of target over a one, two and three year performance period (weighted 50%).

REPORT OF THE LEADERSHIP AND COMPENSATION COMMITTEE

The Leadership and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Leadership and Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

This report is provided by the following directors, who serve on the Leadership and Compensation Committee:

Susan Jones (Chair)
Jeff Armstrong
Christina Alvord

Piedmont Lithium, Inc.	31	2023 Proxy Statement

Summary Compensation Table

The following table presents information regarding the compensation earned by or granted to our NEOs during fiscal year 2022, the six-months ending December 31, 2021 (the “Stub”), fiscal year 2021 and fiscal year 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Keith Phillips President and Chief Executive Officer	2022	583,333	525,058	1,482,804	1,200,000	24,655	(5)	3,815,850
	Stub	249,999	—	—	650,000	15,640		915,639
	2021	281,250	327,640	300,068	172,500	63,511		1,144,969
	2020	250,000	81,228	74,266	100,000	41,954		547,448
Patrick Brindle Executive Vice President and Chief Operating Officer	2022	433,333	380,672	1,093,050	500,000	12,200		2,419,255
	Stub	174,999	—	—	300,000	19,256		494,255
	2021	227,500	137,580	126,025	70,900	68,312		630,317
	2020	210,000	73,106	60,431	50,000	8,400		401,937
Bruce Czachor Executive Vice President, Chief Legal Officer and Secretary	2022	370,833	217,557	632,979	375,000	12,200		1,608,569
	Stub	166,666	—	—	300,000	7,354		474,020
	2021	119,967	65,540	342,371	—	4,762		532,640
Michael White Executive Vice President and Chief Financial Officer	2022	370,833	217,557	632,979	375,000	12,200		1,608,569
	Stub	174,999	601,500	—	300,000	22,493		1,098,992
	2021	49,583	137,580	126,025	—	9,571		322,759
Austin Devaney Executive Vice President and Chief Commercial Officer	2022	293,333	373,234	345,794	200,000	12,200		1,224,561
(1)	Amounts reflected in this column represent the aggregate grant date fair value of: (i) PSUs granted during fiscal years 2022, 2021, and 2020; and (ii) RSUs granted during the Stub and fiscal year 2021, in each case granted under the 2021 Plan, calculated in accordance with FASB ASC Topic 718. For fiscal year 2022, the grant date fair value of the PSUs was based on the stock price on date of grant, assuming achievement of all applicable performance measures.
(2)	Amounts reflected in this column represent the aggregate grant date fair value of stock options granted under the 2021 Plan, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, see Note 9—Stock-Based Compensation to our consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K and 10-K/A for such fiscal year.
(3)	Amounts reflected in this column represent annual cash bonuses paid to our NEOs for performance in the applicable fiscal period. For more information regarding the 2022 annual cash bonuses, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Annual Cash Bonuses” above.
(4)	Except as otherwise specified, amounts reflected in this column for fiscal year 2022 include Company 401(k) matching contributions.
(5)	Amount includes (i) Company 401(k) matching contributions of $12,200, (ii) executive health benefits, (iii) country club membership dues, and (iv) costs associated with Mr. Phillip’s executive apartment.

Piedmont Lithium, Inc.	32	2023 Proxy Statement

Grants of Plan-Based Awards

The following table includes information regarding 2022 annual cash bonuses and PSUs and stock options granted to the NEOs under the 2021 Plan during fiscal year 2022.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Keith Phillips			—	600,000	1,200,000
	6/15/22	2/27/22				—	10,348(4)	—			525,058
	6/15/22	2/27/22							22,674(5)	55.00	555,589
	6/15/22	2/27/22							36,276(6)	55.00	927,215
Patrick Brindle			—	250,000	500,000
	2/27/22	2/27/22				—	7,244(4)	—			380,672
	2/27/22	2/27/22							15,870(5)	55.00	390,565
	2/27/22	2/27/22							27,207(6)	55.00	702,485
Bruce Czachor			—	187,500	375,000
	2/27/22	2/27/22				—	4,140(4)	—			217,557
	2/27/22	2/27/22							9,069(5)	55.00	223,190
	2/27/22	2/27/22							15,871(6)	55.00	409,789
Michael White			—	187,500	375,000
	2/27/22	2/27/22				—	4,140(4)	—			217,557
	2/27/22	2/27/22							9,069(5)	55.00	223,190
	2/27/22	2/27/22							15,871(6)	55.00	409,789
Austin Devaney			—	100,000	200,000
	1/13/22	1/13/22				—	5,000(7)	—			264,350
	2/27/22	2/27/22				—	2,072(4)	—			108,884
	2/27/22	2/27/22							4,536(5)	55.00	111,632
	2/27/22	2/27/22							9,069(6)	55.00	234,162
(1)	Amounts in these columns represent the target and maximum payouts under the Company’s 2022 annual cash bonus program. There is no threshold payout level. For more information regarding the 2022 annual cash bonuses, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Annual Cash Bonuses” above.
(2)	The PSUs granted during 2022 do not include a threshold or maximum potential payout.
(3)	Amounts in this column represent the aggregate grant date fair value of PSUs and stock options granted during fiscal 2022, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying these calculations, see Note 9—Stock-Based Compensation to our consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K and 10-K/A for such fiscal year.
(4)	These PSUs are eligible to vest as to 25% upon achievement of each of four milestones prior to December 31, 2024. For more information regarding these PSUs, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Long-Term Incentive Compensation—2022 Annual Grants” above.
(5)	Represents stock options which vest ratably on each of December 31, 2022, December 31, 2023 and December 31, 2024. For more information regarding these stock options, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Long-Term Incentive Compensation—2022 Annual Grants” above.
(6)	Represent stock options which vest on December 31, 2024. For more information regarding these stock options, see “Compensation Discussion and
Analysis—2022 Executive Compensation Program—Long-Term Incentive Compensation—2022 Retention Stock Options” above.
(7)	These PSUs were eligible to vest as upon achievement of the performance condition prior to December 31, 2022. For more information regarding these PSUs, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Long-Term Incentive Compensation—Devaney PSUs” above. These PSUs were not earned by December 31, 2022, the outside date for satisfaction of the performance conditions, and were forfeited at such time.

Piedmont Lithium, Inc.	33	2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding stock options, PSUs and RSUs held by our NEOs as of December 31, 2022.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Keith Phillips	7,190	3,596(2)	65.00	5/19/31
	7,558	15,116(3)	55.00	12/31/31
	—	36,276(4)	55.00	12/31/31
					1,782(5)	78,444
							10,348(6)	455,519
Patrick Brindle	3,020	1,510(2)	65.00	05/19/31
	5,290	10,580(3)	55.00	12/31/31
	—	27,707(4)	55.00	12/31/31	748(5)	32,927
							7,244(6)	318,881
Bruce Czachor	2,000	—	30.94	11/5/23
	18,000	—	30.94	12/31/23
	1,438	719(2)	65.00	5/19/31
	3,023	6,046(3)	55.00	12/31/31
	—	15,871(4)	55.00	12/31/31
					357(5)	15,715
							4,140(6)	182,243
Michael White	3,020	1,510(2)	65.00	5/19/31
	3,023	6,046(3)	55.00	12/31/31
	—	15,871(4)	55.00	12/31/31
					748(5)	32,927
					6,667(7)	293,481
							4,140(6)	182,243
Austin Devaney	1,438	719(2)	65.00	5/19/31
	1,512	3,024(3)	55.00	12/31/31
	—	9,069(4)	55.00	12/31/31
					357(5)	15,715
							2,072(6)	91,209
(1)	Amounts in these columns reflect the value of outstanding PSUs and RSUs as of December 31, 2022, based on a per share price of $44.02, the closing price of our common stock on December 30, 2022, the last trading day of fiscal year 2022.
(2)	These stock options vest on December 31, 2023, subject to the NEO’s continued service with the Company.
(3)	These stock options vest ratably on each of December 31, 2023 and December 31, 2024, subject to the NEO’s continued service with the Company.
(4)	These stock options vest on December 31, 2024, subject to the NEO’s continued service with the Company.
(5)	These RSUs vest on December 31, 2023, subject to the NEO’s continued service with the Company.

Piedmont Lithium, Inc.	34	2023 Proxy Statement

(6)	These PSUs are eligible to vest as to 25% upon achievement of each of four milestones prior to December 31, 2024, subject to the NEO’s continued service with the Company. For more information regarding these PSUs, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Long-Term Incentive Compensation—2022 Annual Grants” above.
(7)	These RSUs vest ratably on each of May 10, 2023 and May 10, 2024, subject to the NEO’s continued service with the Company.

Option Exercises and Stock Vested Table

The following table sets forth information on stock options exercised by our NEOs during fiscal year 2022 and RSUs held by our NEOs that vested during fiscal year 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Value Realized on Vesting ($)(2)
Keith Phillips	90,000	3,597,474	12,130	533,963
Patrick Brindle	15,000	818,907	7,992	351,808
Bruce Czachor	—	—	4,497	197,958
Michael White	—	—	11,555	508,651
Austin Devaney	15,000	447,750	2,429	106,925
(1)	The value realized upon exercise of stock options is determined based on the difference between the closing price of the Company’s common stock on the applicable exercise date and the exercise price of the stock options that were exercised.
(2)	The value of RSUs on vesting is determined based on the closing price of the Company’s common stock on the applicable vesting date.

Pension Benefits and Nonqualified Deferred Compensation

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change in Control

Employment Agreements

We have entered into at-will employment agreements with each of our NEOs in connection with our redomiciliation in 2021 (or, for Mr. Devaney, in connection with his promotion in December 2022). Each of the employment agreements provides for the following severance and other benefits upon the NEO’s termination by the Company without “cause” or resignation by the NEO for “good reason” (collectively, a “Covered Termination”), with certain enhanced severance benefits in the event such Covered Termination occurs within three months prior or within 12 months following a change in control (a “CIC Covered Termination”). In addition to the severance benefits described below, Mr. White’s employment agreement also provides that all unvested equity awards will fully vest upon a change in control (with performance-based awards vesting at the greater of actual performance or target).

Mr. Phillips Severance Benefits
Covered Termination	CIC Covered Termination

•   Lump sum severance equal to 24 months of base salary

•   Company-paid COBRA continuation coverage for 24 months

•   Accelerated vesting of unvested equity awards (with performance-based awards vesting at target)

•   Lump sum severance equal to 2.5x the sum of base salary plus target annual bonus

•   Pro-rata target annual bonus for the year of termination

•   Earned but unpaid annual bonus for the prior year

•   Company-paid COBRA continuation coverage for 30 months

•   Accelerated vesting of unvested equity awards (with performance-based awards vesting at target)

Piedmont Lithium, Inc.	35	2023 Proxy Statement

Mr. White Severance Benefits
Covered Termination	CIC Covered Termination

•   Lump sum severance equal to 12 months of base salary

•   Pro-rata annual bonus for the year of termination based on actual performance

•   Earned but unpaid annual bonus for the prior year

•   Company-paid COBRA continuation coverage for 12 months

•   Accelerated vesting of unvested equity awards (with performance-based awards vesting at target)

•   Lump sum severance equal to 2.0x the sum of base salary plus target annual bonus

•   Pro-rata target annual bonus for the year of termination

•   Earned but unpaid annual bonus for the prior year

•   Company-paid COBRA continuation coverage for 12 months

Messrs. Brindle, Czachor and Devaney Severance Benefits
Covered Termination	CIC Covered Termination

•   Lump sum severance equal to 12 months of base salary

•   Company-paid COBRA continuation coverage for 12 months

•   Accelerated vesting of unvested equity awards (with performance-based awards vesting at target)

•   Lump sum severance equal to 2.0x the sum of base salary plus target annual bonus

•   Pro-rata annual bonus for the year of termination based on actual performance

•   Earned but unpaid annual bonus for the prior year

•   Company-paid COBRA continuation coverage for 12 months

•   Accelerated vesting of unvested equity awards (with performance-based awards vesting at target)

Equity Awards

In addition to the equity award acceleration provisions in his employment agreement, Mr. Phillips is also entitled to continued vesting of his 2022 stock options if his employment terminates due to “retirement,” which is defined as his voluntary separation from employment after attaining the age of 63. Mr. Phillips had not attained the age of 63 as of December 31, 2022 and thus would not have been entitled to such continued vesting had he retired on that date.

Quantification of Potential Payments

The following table sets forth potential payments payable to our NEOs upon certain terminations of employment or other events, assuming such events occurred on December 31, 2022. These amounts are estimates, and the actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company. The amounts shown in the table do not include accrued vacation, vested amounts payable under the Company’s 401(k) plan, any accrued but unpaid bonus or base salary, benefits under the Company’s disability benefit program or life insurance policies, or potential compensation recognized upon exercise of vested options as disclosed in the Outstanding Equity Awards table above.

Piedmont Lithium, Inc.	36	2023 Proxy Statement

Name	Benefit	Covered Termination ($)(1)	Retirement ($)		Change in Control with No Covered Termination ($)	CIC Covered Termination ($)(2)
Keith Phillips	Cash Severance	1,200,000	—		—	3,000,000
	Pro-Rata Annual Bonus	—	—		—	600,000
	Company-Paid COBRA(3)	43,754	—		—	54,692
	Accelerated Equity Awards(4)	533,963	—	(5)	—	533,963
Patrick Brindle	Cash Severance	450,000	—		—	1,400,000
	Pro-Rata Annual Bonus	—	—		—	500,000
	Company-Paid COBRA(3)	30,722	—		—	30,722
	Accelerated Equity Awards(4)	351,808	—		—	351,808
Bruce Czachor	Cash Severance	375,000	—		—	1,125,000
	Pro-Rata Annual Bonus	—	—		—	375,000
	Company-Paid COBRA(3)	960	—		—	960
	Accelerated Equity Awards(4)	459,558	—		—	459,558
Michael White	Cash Severance	375,000	—		—	1,125,000
	Pro-Rata Annual Bonus	187,500	—		—	187,500
	Company-Paid COBRA(3)	29,441	—		—	29,441
	Accelerated Equity Awards(4)	508,651	—		—	508,651
Austin Devaney	Cash Severance	300,000	—		—	800,000
	Pro-Rata Annual Bonus	—	—		—	200,000
	Company-Paid COBRA(3)	26,538	—		—	26,538
	Accelerated Equity Awards(4)	106,925	—		—	106,925
(1)	A Covered Termination includes a termination by the Company without cause or a resignation by the NEO for good reason.
(2)	Amounts in this column also include any amounts that become payable or equity that accelerations upon a change in control without a Covered Termination.
(3)	Amounts based on Company paid health benefit premiums for 2022 based on each NEO’s elections in effect as for December 2022.
(4)	Amounts in these rows reflect the intrinsic value of stock options, RSUS and PSUs that would accelerate on the applicable event based on a per share price of $44.02, the closing price of the Company’s common stock on December 30, 2022, the last trading day of fiscal year 2022. No value is included with respect to stock options that have an exercise price that is greater than $44.02.
(5)	No value is included because Mr. Phillips was not eligible for retirement vesting as of December 31, 2022.

CEO Pay Ratio

We determined that the annual total compensation for the 2022 fiscal year of the employee identified at median out of all our employees who were employed as of December 31, 2022, other than our CEO, Mr. Phillips, was $206,411. Mr. Phillips’ annual total compensation for the 2022 fiscal year was $3,815,850, and the pay ratio of Mr. Phillips’ total compensation to the total compensation of the median-compensated employee was 18:1. Mr. Phillips’ annual total compensation, for purposes of calculating this pay ratio, is as reported in the Summary Compensation Table and the annual total compensation of our median employee was calculated in the same manner as we calculate the compensation of our NEOs for the Summary Compensation Table.

To identify the median compensated employee, we used cash compensation consisting of annual base salary, annual bonus and equity compensation valued as of the grant date. We annualized the base salary for anyone hired during the year. As of December 31, 2022, we had 40 employees.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio

Piedmont Lithium, Inc.	37	2023 Proxy Statement

reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above. Given the Company’s present pre-revenue status, the Company does not use any financial performance measure in setting the compensation of its Chief Executive Officer (“PEO”) or non-PEO NEOs, and as a result it does not have a “Company-Selected Measure” for purposes of Item 402(v) of Regulation S-K.
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:(5)		Net Income (Loss) ($)(7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)
2022	3,815,850	2,674,430	1,715,239	1,132,852	762.91	187.64	(12,974,674)
Stub	915,639	248,949	637,959	236,959	909.19	267.77	(21,348,355)
2021	1,144,969	5,513,966	520,701	5,119,547	1,354.59	229.38	(19,993,848)
(1)	Amounts reflected in this column represent the amounts reported for Mr. Phillips, the Company’s PEO, for each of the corresponding fiscal periods in the “Total” column of our Summary Compensation Table. See “Executive Compensation—Summary Compensation Table” above.
(2)	Amounts reflected in this column represent the amount of “compensation actually paid” to Mr. Phillips, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Phillips. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
Keith Phillips	2022	Stub	2021
Summary Compensation Table Total	3,815,850	915,639	1,144,969
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(2,007,862)	—	(627,708)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	1,270,460	—	831,655
Plus, fair value as of vesting date of equity awards granted and vested in the year	105,888	—	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(54,219)	(386,787)	1,067,850
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	(54,137)	(279,903)	3,097,200
Less, prior year-end fair value for any equity awards forfeited in the year	(401,550)	—	—
Compensation Actually Paid to Mr. Phillips	2,674,430	248,949	5,513,966
(3)	Amounts reflected in this column represent the average amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Phillips) for each of the corresponding fiscal periods in the “Total” column of our Summary Compensation Table. See “Executive Compensation—Summary Compensation Table” above. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2022, Messrs. Brindle, Czachor, White and Devaney, (ii) for the Stub, Messrs. Brindle, Czachor and White and David Klanecky, and (iii) for 2021, Mr. Brindle and Lamont Leatherman.
Piedmont Lithium, Inc.	38	2023 Proxy Statement

(4)	Amounts reflected in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Phillips), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
Average Non-PEO NEOs	2022	Stub	2021
Summary Compensation Table Total	1,715,239	637,959	520,701
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(973,456)	(150,375)	(194,626)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	565,384	89,233	257,772
Plus, average fair value as of vesting date of equity awards granted and vested in the year	45,000	44,617	—
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(32,673)	(266,272)	1,067,850
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	(86,254)	(118,203)	3,467,850
Less, average prior year-end fair value for any equity awards forfeited in the year	(100,388)	—	—
Average Compensation Actually Paid to Average Non-PEO NEOs	1,132,852	236,959	5,119,547
(5)	Total shareholder return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the entity’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the entity’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is June 30, 2020.
(6)	The peer group used for this purpose is the following published industry index: Global X Lithium & Battery Tech ETF (“LIT”).
(7)	Amounts in this column represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the “Compensation Discussion and Analysis” section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. In addition, the Stub period reflects financial and stock price performance and compensation actually paid for only a six-month period and thus may not be comparable to the full fiscal year periods otherwise reflected. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Piedmont Lithium, Inc.	39	2023 Proxy Statement

Financial Performance Measures

Given the Company’s present pre-revenue status, the metrics that the Company uses for both our annual cash bonuses and long-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders; however, these programs do not utilize any financial performance measure in setting the compensation of our PEO or non-PEO NEOs. For more information regarding the non-financial performance measures used under these programs, see “Compensation Discussion and Analysis—2022 Executive Compensation Program—Annual Cash Bonuses” and “Compensation Discussion and Analysis—2022 Executive Compensation Program—Long-Term Incentive Compensation” above.

Piedmont Lithium, Inc.	40	2023 Proxy Statement

Certain Information about Our Common Stock

Security Ownership of Certain Beneficial Owners and Management

As of March 31, 2023, we had 19,183,313 shares of our common stock outstanding.  Based on information known to us as of March 31, 2023, 15,012,631 shares of our common stock were being held in the U.S. by 274 holders of record and 4,170,682 shares of our common stock were being held in Australia in the form of Chess Depository Interests by 326 holders of record.  Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Piedmont Lithium Inc., 42 E Catawba Street, Belmont, North Carolina 28012.

The following table lists as of March 31, 2023 (unless indicated otherwise below), the number of shares of our common stock beneficially owned by each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock, each of our directors and director nominees, our named executive officers and our executive officers and directors, as a group. Beneficial ownership is calculated based on 19,183,313 shares outstanding as of March 31, 2023 and amounts representing less than 1% are denoted with an asterisk (*). To our knowledge and subject to applicable community property rules, and unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

	Shares Beneficially Owned(1)
	Number	Percentage
Greater than 5% Holders
Entities affiliated with State Street Corporation(2)	1,445,609	7.54%
Entities affiliated with BlackRock Inc.(3)	1,281,505	6.68%
LG Chem, Ltd.(4)	1,096,535	5.72%
Named Executive Officers and Directors:
Keith Phillips(5)	141,243	*
Patrick Brindle(6)	45,288	*
Bruce Czachor(7)	35,933	*
Michael White(8)	14,864	*
Austin Devaney(9)	25,929	*
Jeff Armstrong	33,370	*
Christina Alvord	—	—
Jorge Beristain	32,707	*
Michael Bless	1,750	*
Claude Demby	2,247	*
Susan Jones(10)	6,247	*
All current executive officers and directors as a group (12 persons)(11)	341,488	1.77%
(1)	Beneficial ownership is determined according to the rules of the SEC and, generally, a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 31, 2023,

Piedmont Lithium, Inc.	41	2023 Proxy Statement

and RSUs and PSUs that are scheduled to settle within 60 days of March 31, 2023. Shares of our common stock, subject to stock options currently exercisable or exercisable within 60 days of March 31, 2023, and RSUs and PSUs that are scheduled to settle within 60 days of March 31, 2023, are deemed to be outstanding for computing the percentage ownership of the person holding these stock options, RSUs and/or PSUs and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

(2)	Based on a Schedule 13G filed by entities affiliated with State Street Corporation (“State Street”) with the SEC on February 10, 2023. State Street holds shared voting power over 1,404,761 shares and shared dispositive power over 1,445,609 shares. SSGA Funds Management, Inc. holds shared voting power over 1,120,250 shares and shared dispositive power over 1,123,350 shares. The address of the entities above is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(3)	Based on a Schedule 13G filed by entities affiliated with BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2023. BlackRock holds sole voting power over 1,249,588 shares and sole dispositive power over 1,281,505 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(4)	Based on a Schedule 13G filed by LG Chem, Ltd. with the SEC on March 1, 2023. The address of LG Chem, Ltd. is LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul 07336 Republic of Korea.

(5)	Consists of 126,495 shares of common stock and 14,748 shares underlying options exercisable within 60 days of March 31, 2023.
(6)	Consists of 36,978 shares of common stock and 8,310 shares underlying options exercisable within 60 days of March 31, 2023.
(7)	Consists of 11,472 shares of common stock and 24,461 shares underlying options exercisable within 60 days of March 31, 2023.
(8)	Consists of 5,488 shares of common stock and 9,376 shares underlying options exercisable within 60 days of March 31, 2023.
(9)	Consists of 22,979 shares of common stock and 2,950 shares underlying options exercisable within 60 days of March 31, 2023.
(10)	Ms. Jones resigned from the Board, effective as of immediately prior to the Annual Meeting, and, as such, will not be standing for re-election at the Annual Meeting.
(11)	Includes stock options listed above in footnotes 5 to 9.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2022 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that the following forms were filed late due to administrative errors: (i) for Mr. Phillips, two Forms 4 that reported three late transactions; (ii) for Mr. Brindle, one Form 4 that reported two late transactions; (iii) for Mr. Czachor, one Form 4 that reported two late transactions; (iv) for Mr. White, one Form 4 that reported two late transactions; (v) for Mr. Armstrong, three Forms 4 that reported three late transactions; (vi) for Mr. Beristain, two Forms 4 that reported two late transactions; (vii) for Mr. Demby, two Forms 4 that reported two late transactions; (viii) for Mr. Hannigan, two Forms 4 that reported two late transactions and (ix) for Ms. Jones, two Forms 4 that reported two late transactions.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2022.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(3)	345,368	52.23	2,343,298
Equity compensation plans not approved by security holders	—	—	—
Total	345,368	52.23	2,343,298
(1)	Reflects outstanding stock options, RSUs and PSUs as of December 31, 2022.
(2)	The weighted average exercise price does not reflect outstanding RSUs or PSUs, which have no exercise price.
(3)	Reflects information regarding the 2021 Plan, which was approved by the Company’s stockholders prior to its Redomiciliation.

Piedmont Lithium, Inc.	42	2023 Proxy Statement

Related Person Transactions

Related Person Transactions Policy

We have adopted a written related person transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of interested transactions. For purposes of our policy, an interested transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved exceeds or is expected to exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (2) the Company or any of its subsidiaries is a participant and (3) any related person has or will have a direct or indirect interest. A related person is any (1) person who is or was (since the beginning of the Company’s last completed fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock or (3) immediate family member of any of the foregoing. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as an interested transaction, our management must present information regarding the interested transaction to our Audit Committee for review, consideration and approval or ratification. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential interested transaction and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our directors, officers and employees have an affirmative responsibility to disclose any transaction or relationship that gives rise to an actual or potential conflict of interest. In considering interested transactions, our Audit Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Related Person Transactions

Since the beginning of 2022, there have been no transactions that require disclosure under Item 404 of Regulation S-K as related person transactions.

Piedmont Lithium, Inc.	43	2023 Proxy Statement

Proposal One:

Election of Directors

At the Annual Meeting, the stockholders will vote to elect the two Class III director nominees named in this Proxy Statement to serve for a three-year term until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Our Board has unanimously nominated each of Mr. Jeff Armstrong and Ms. Christina Alvord for election to our Board as Class III directors. The director nominees have indicated that they are willing and able to serve as directors. However, if any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

As indicated in the Proxy Statement, ASX has granted a waiver from Listing Rule 14.2.1 to permit the Company not to provide an option for stockholders and CDI holders to vote against an item to elect a Director. Stockholders and CDI holders may vote “For” or “Withhold” on Proposal 1.

For biographical and other information regarding our director nominees, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee and the Board in determining to recommend them as nominees, please see the section titled “Information Regarding Director Nominees and Continuing Directors” above.

The Board recommends a vote “FOR” the election of each of the Class III director nominees set forth above.

Piedmont Lithium, Inc.	44	2023 Proxy Statement

Proposal two:

Ratification of the Appointment of the Independent Auditor for 2023

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In this Proposal 2, we are asking stockholders to vote to ratify this appointment. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the committee will reconsider its appointment. Even if the appointment is ratified, the committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Deloitte has served as our independent registered public accounting firm beginning June 9, 2021, for fiscal year 2021 and including the transition period for the six-months ended December 31, 2021. Deloitte Touche Tohmatsu served as our independent registered public accounting firm for fiscal year 2021 until June 9, 2021. The following table summarizes the fees for professional services rendered by Deloitte for fiscal years 2022 and 2021 and by Deloitte Touche Tohmatsu for fiscal year 2021. All services associated with such fees were pre-approved by the Board prior to our listing on Nasdaq and by the Audit Committee, in accordance with the “Pre-Approval Policies and Procedures” described below, after our listing on Nasdaq.

	Fiscal 2022	Stub(1)	Fiscal 2021
Fee Category	Deloitte	Deloitte	Deloitte	Deloitte Touche Tohmatsu
Audit Fees(2)	$561,699	$457,109	$100,000	$462,627
Audit-Related Fees	—	—	—	—
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$561,699	$457,109	$100,000	$462,627
(1)	On December 9, 2021, the Board approved a change in the Company’s fiscal year end from June 30 to December 31, effective January 1, 2022. As a result, this table includes references to a six-month period from July 1, 2021 to December 31, 2021 (the “Stub”).
(2)	Audit fees consisted of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Piedmont Lithium, Inc.	45	2023 Proxy Statement

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval of an audit or non-audit service may be given as a general pre-approval, as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm, or on an individual basis. Any proposed services exceeding general pre-approved levels also require specific pre-approval by our Audit Committee.

Recent Changes in Independent Registered Public Accounting Firm

Dismissal of Deloitte Touche Tohmatsu

As previously reported on the Current Report on Form 8-K filed with the SEC on June 9, 2021, in connection with the Redomiciliation, the Audit Committee, on June 9, 2021 dismissed Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firm, effective as of that date. Deloitte Touche Tohmatsu’s audit report on the Company’s consolidated financial statements as of and for the years ended June 30, 2019 and 2020 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended June 30, 2019 and 2020 and the subsequent interim period through June 9, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, and the related instructions thereto, with Deloitte Touche Tohmatsu on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte Touche Tohmatsu, would have caused Deloitte Touche Tohmatsu to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Appointment of Deloitte & Touche LLP

The Audit Committee, on and effective as of June 9, 2021, appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2021. Deloitte was also retained to audit the transition period for the six months ended December 31, 2021. During the Company’s fiscal year ended June 30, 2021, and the subsequent transition period through December 31, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and with Deloitte. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2022 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit Committee:

Jorge Beristain (Chair)
Michael Bless
Claude Demby

The Board recommends a vote “For” the ratification of the appointment of Deloitte & Touche LLP to serve as our independent auditor for the year ending December 31, 2023.

Piedmont Lithium, Inc.	46	2023 Proxy Statement

Proposal three:

Approval of, on an Advisory Basis, the Compensation of Our Named Executive Officers

Background

Section 14A of the Exchange Act, requires that stockholders have the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers (the “say-on-pay vote”).

The say-on-pay vote is a non-binding vote on the compensation of our “named executive officers,” as described in the “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, set forth in this Proxy Statement. The say-on-pay vote is not a vote on our general compensation policies (including as they relate to risk management), compensation of our Board, our pay ratio or our pay versus performance table and related disclosures.

Our philosophy in setting policies for executive compensation is to ensure our compensation program is strongly aligned with stockholder interests, reflects market-best practices, continues to support our long-term business objectives and supports talent retention. The “Compensation Discussion and Analysis” section provides a more detailed discussion of our executive compensation program and our compensation approach.

The vote under this Proposal 3 is advisory and therefore not binding on us, the Board or our Leadership and Compensation Committee. However, our Board, including our Leadership and Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against this proposal, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. We are required to hold the say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay vote will occur in 2024.

The Board recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

Piedmont Lithium, Inc.	47	2023 Proxy Statement

Proposal four:

Approval of the Grant of Stock Options to Mr. Keith Phillips

Proposal 4 seeks stockholder approval, in accordance with ASX Listing Rule 10.14, for the grant of up to 29,890 stock options to Mr. Phillips as a director under the 2021 Plan.

The Board passed a resolution on March 7, 2023 to grant the stock options to Mr. Phillips, subject to stockholder approval. The Board considers that this grant of stock options to Mr. Phillips would be a cost effective and efficient reward for the Company to make to appropriately incentivize his continued performance and is consistent with the strategic goals and targets of the Company.

Refer to Schedule 1 for a summary of the terms and conditions of the 2021 Plan and Schedule 2 for a summary of the terms and conditions of the stock options.

The stock options have been granted, subject to stockholder approval, to Mr. Phillips with an exercise price of $67.50, which represents an approximately 10% premium to the closing price of our common stock on the day prior to the Board’s approval. The stock options will vest and become exercisable on December 31, 2025, so long as Mr. Phillips’ employment with the Company has not terminated prior to such date, except as described below.

ASX Listing Rule 10.14

ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:

1.	a director of the company (ASX Listing Rule 10.14.1);
2.	an associate of a director of the company (ASX Listing Rule 10.14.2); or
3.	a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The grant of stock options to Mr. Phillips falls within 10.14.1 above and, therefore, requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.

If Proposal 4 is passed, the Company will be able to proceed with the grant of stock options to Mr. Phillips. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the grant of stock options will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.

If Proposal 4 is not passed, the Company will not be able to proceed with the grant of stock options to Mr. Phillips. The Company will need to find alternative measures to appropriately incentivize his performance.

Piedmont Lithium, Inc.	48	2023 Proxy Statement

Specific Information Required by ASX Listing Rule 10.15

The following information is provided as required by ASX Listing Rule 10.15:

1.	The stock options will be granted to Mr. Phillips.
2.	Mr. Phillips falls within ASX Listing Rule 10.14.1 – Mr. Phillips is a related party of the Company because he is a director.
3.	The maximum number of stock options that may be granted to Mr. Phillips is 29,890.
4.	Details of the remuneration package for Mr. Phillips for the year ended December 31, 2022, which is also Mr. Phillips’ remuneration package for the current financial year, is summarized above under the section titled “Compensation Discussion and Analysis” and an overall summary table for 2022, the Stub, and the 2021 and 2020 fiscal years is in the section titled “Summary Compensation Table.”
5.	Since the 2021 Plan’s adoption, the Company has previously granted the following securities to Mr. Keith Phillips under the Company’s 2021 Plan:
Type of Security	Number of Shares	Exercise Price
Options	60,000(1)	$18.75
Options	60,000(1)	$12.38
Options	10,786(2)	$65.00
Options	36,276(3)	$55.00
Options	22,674(4)	$55.00
PSU	7,500(5)	N/A
PSU	7,500(6)	N/A
RSU	5,344(7)	N/A
PSU	10,348(8)	N/A
(1)	These stock options have fully vested and been exercised.
(2)	3,595 options vested on each of December 31, 2021 and December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 3,596 options will vest on December 31, 2023.
(3)	Subject to Mr. Phillips’ continuous service with the Company, these shares vest on December 31, 2024.
(4)	7,558 options vested on December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 7,558 options will vest on each of December 31, 2023 and December 31, 2024.
(5)	These PSUs have fully vested and been settled.
(6)	These PSUs were cancelled on December 31, 2022 because the applicable performance condition was not satisfied.
(7)	1,781 shares vested on each of December 31, 2021 and December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 1,782 shares will vest on December 31, 2023.
(8)	The PSUs will vest upon the satisfaction of certain performance goals, none of which have been met as of December 31, 2022; thus, such PSUs have not vested.
6.	The Board passed a resolution on March 7, 2023 to grant the stock options to Mr. Phillips, subject to stockholder approval. The material terms of the stock options are:
a.	the stock options have been granted, subject to stockholder approval;
b.	the stock options have an exercise price of $67.50 and an expiry date of March 7, 2033;

Piedmont Lithium, Inc.	49	2023 Proxy Statement

c.	the stock options will vest and become exercisable on December 31, 2025, so long as Mr. Phillips’ employment with the Company has not terminated prior to such date. However, if Mr. Phillips’ employment is terminated by reason of a Qualifying Termination, then a pro-rata portion will become vested and exercisable on the date of such termination of employment. Further, if his termination occurs for any reason (other than a termination by the Company for cause) during 2025, then the options will vest on the date of such termination;
d.	“Qualifying Termination” means: (i) death or disability; (ii) resignation by Mr. Phillips on or after reaching (A) 63 years of age with six years of service if such resignation occurs during 2023, (B) 61 years of age with seven years of service if such resignation occurs during 2024, or (C) 59 years of age with eight years of service if such resignation occurs during 2025; or (iii) termination of employment by the Company without cause;
e.	the stock options are subject to the terms and conditions set forth in Schedules 1 and 2; and
f.	the Company proposes to grant the 29,890 stock options to Mr. Phillips as part of his incentive arrangements. The Company considers the grant of stock options to be a cost effective way to provide tangible incentives to Mr. Phillips, and it assists to align the interests of stockholders and directors.
7.	Assuming all of the 29,890 stock options are exercised, the table below shows the value of the stock options as of March 7, 2023 based on a stock price of $67.50 and using a Black Scholes valuation assuming a risk-free rate of 4.2% and an estimated volatility rate of 40%:
Award	Number of stock options	Total Value
Stock options	29,890	$775,994
8.	The Company will grant the stock options to Mr. Keith Phillips as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.
9.	The stock options will be granted for zero cash consideration; accordingly, no funds will be raised.
10.	The Company has established the 2021 Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the terms and conditions of the 2021 Plan is set out in Schedule 1.
11.	No loan is made in relation to the grant of the stock options to Mr. Phillips.
12.	Details of any securities granted under the 2021 Plan will be published in each annual report relating to a period in which securities have been granted under the 2021 Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.
13.	Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the 2021 Plan after approval of Proposal 4 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.
14.	A voting exclusion statement in relation to Proposal 4 is included in the Proxy Statement.
The Board (excluding Mr. Phillips) recommends a vote “For” the approval of the grant of up to 29,890 stock options to Mr. Keith Phillips.

Piedmont Lithium, Inc.	50	2023 Proxy Statement

Proposal five:

Approval of the Grant of Restricted Stock Units to Mr. Keith Phillips

Proposal 5 seeks stockholder approval, in accordance with ASX Listing Rule 10.14, for the grant of up to 13,260 RSUs to Mr. Keith Phillips as a director under the Company’s 2021 Plan.

The Board passed a resolution on March 7, 2023 to grant RSUs to Mr. Keith Phillips, subject to stockholder approval. The Board considers that this grant of RSUs to Mr. Keith Phillips would be a cost effective and efficient reward for the Company to make to appropriately incentivize his continued performance and is consistent with the strategic goals and targets of the Company.

Refer to Schedule 1 for a summary of the terms and conditions of the 2021 Plan and Schedule 3 for a summary of the terms and conditions of the RSUs.

The RSUs have been granted, subject to stockholder approval. One third of the total RSUs will vest on each of December 31, 2023, December 31, 2024, and December 31, 2025, so long as Mr. Phillips’ employment with the Company has not terminated prior to each applicable vesting date, except as described below.

ASX Listing Rule 10.14

ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:

1.	a director of the company (ASX Listing Rule 10.14.1);
2.	an associate of a director of the company (ASX Listing Rule 10.14.2); or
3.	a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The grant of RSUs to Mr. Phillips falls within 10.14.1 above and, therefore, requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.

If Proposal 5 is passed, the Company will be able to proceed with the grant of RSUs to Mr. Phillips. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the grant of the RSUs will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing
Rule 7.1.

If Proposal 5 is not passed, the Company will not be able to proceed with the grant of RSUs to Mr. Phillips. The Company will need to find alternative measures to appropriately incentivize his performance.

Specific Information Required by ASX Listing Rule 10.15

The following information is provided as required by ASX Listing Rule 10.15:

1.	The RSUs will be granted to Mr. Phillips.
2.	Mr. Phillips falls within ASX Listing Rule 10.14.1 – Mr. Phillips is a related party of the Company because he is a director.

Piedmont Lithium, Inc.	51	2023 Proxy Statement

3.	The maximum number of RSUs that may be granted to Mr. Phillips is 13,260.
4.	Details of the remuneration package for Mr. Phillips for the year ending December 31, 2022, which is also Mr. Phillips’ remuneration package for the current financial year, is summarized above under the section titled “Compensation Discussion and Analysis” and an overall summary table for the fiscal years 2022, Stub, 2021, and 2020 is in the above section titled “Summary Compensation Table.”
5.	Since the 2021 Plan’s adoption, the Company has previously granted the following securities to Mr. Keith Phillips under the Company’s 2021 Plan:

Type of Security	Number of Shares	Exercise Price
Options	60,000(1)	$18.75
Options	60,000(1)	$12.38
Options	10,786(2)	$65.00
Options	36,276(3)	$55.00
Options	22,674(4)	$55.00
PSU	7,500(5)	N/A
PSU	7,500(6)	N/A
RSU	5,344(7)	N/A
PSU	10,348(8)	N/A
(1)	These stock options have fully vested and been exercised.
(2)	3,595 options vested on each of December 31, 2021 and December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 3,596 options will vest on December 31, 2023.
(3)	Subject to Mr. Phillips’ continuous service with the Company, these shares vest on December 31, 2024.
(4)	7,558 options vested on December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 7,558 options will vest on each of December 31, 2023 and December 31, 2024.
(5)	These PSUs have fully vested and been settled.
(6)	These PSUs were cancelled on December 31, 2022 because the applicable performance condition was not satisfied.
(7)	1,781 shares vested on each of December 31, 2021 and December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 1,782 shares will vest on December 31, 2023.
(8)	The PSUs will vest upon the satisfaction of certain performance goals, none of which have been met as of December 31, 2022; thus, such PSUs have not vested.

6.	The Board passed a resolution on March 7, 2023 to grant RSUs to Mr. Phillips, subject to stockholder approval. The material terms of the RSUs are:

a.	the RSUs have been granted, subject to shareholder approval;
b.	one third of the total RSUs will vest on each of December 31, 2023, December 31, 2024, and December 31, 2025 so long as Mr. Phillips’ employment with the Company has not terminated prior to each applicable vesting date. However, if Mr. Phillips’ employment is terminated by reason of a Qualifying Termination, then a pro-rata portion will become vested on the date of such termination of employment. Further, if his termination occurs for any reason (other than a termination by the Company for cause) during 2025, then the remaining unvested RSUs will vest on the date of such termination;
c.	“Qualifying Termination” means: (i) death or disability; (ii) resignation by Mr. Phillips on or after reaching (A) 63 years of age with six years of service if such resignation occurs during 2023, (B) 61 years of age with seven years of service if such resignation occurs during 2024, or (C) 59 years of age with eight years of service if such resignation occurs during 2025; or (iii) termination of employment by the Company without cause;

Piedmont Lithium, Inc.	52	2023 Proxy Statement

d.	The RSUs are subject to the terms and conditions set forth in Schedules 1 and 3; and
e.	The Company proposes to grant the 13,260 RSUs to Mr. Keith Phillips as part of his incentive arrangements. The Company considers the grant of RSUs to be a cost effective way to provide tangible incentives to Mr. Phillips, and it assists to align the interests of stockholders and directors.

7.	Based on a stock price of $65.9989 (i.e., the 20-day VWAP ending on March 6, 2023), which was the date the Board used when approving the grants on March 7, 2023, the table below shows the value of the RSUs:

Award	Number of RSUs	Total Value
RSUs	13,260	$875,145.41

8.	The Company will grant the RSUs to Mr. Keith Phillips as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.
9.	The RSUs will be granted for zero cash consideration; accordingly, no funds will be raised.
10.	The Company has established the 2021 Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the terms and conditions of the 2021 Plan is set out in Schedule 1.
11.	No loan is made in relation to the grant of the RSUs to Mr. Phillips.
12.	Details of any securities granted under the 2021 Plan will be published in each annual report relating to a period in which securities have been granted under the 2021 Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.
13.	Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the 2021 Plan after approval of Proposal 5 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.
14.	A voting exclusion statement in relation to Proposal 5 is included in the Proxy Statement.

The Board (excluding Mr. Phillips) recommends a vote “FOR” the approval of the grant of up to 13,260 restricted stock units to Mr. Keith Phillips.

Piedmont Lithium, Inc.	53	2023 Proxy Statement

Proposal six:

Approval of the Grant of Performance Stock Units to Mr. Keith Phillips

Proposal 6 seeks stockholder approval, in accordance with ASX Listing Rule 10.14, for the grant of PSUs to Mr. Keith Phillips as a director under the Company’s 2021 Plan. The Company is proposing to grant up to 53,034 PSUs, which represent 200% of the 26,517 target PSUs, to Mr. Phillips.

The Board passed a resolution on March 7, 2023 to grant the PSUs to Mr. Keith Phillips, subject to stockholder approval. The Board considers that the grant of PSUs would be a cost effective and efficient reward for the Company to make to appropriately incentivize Mr. Phillips’ continued performance and is consistent with the strategic goals and targets of the Company.

Refer to Schedule 1 for a summary of the terms and conditions of the 2021 Plan and Schedule 4 for a summary of the terms and conditions of the PSUs. The PSUs represent the right for Mr. Phillips to receive shares of Company common stock in an amount from 0% to 200% of the 26,517 target PSUs. The PSUs will vest and become earned and nonforfeitable upon (i) Mr. Phillip’s satisfaction of the Service Requirement (defined below); and (ii) the Leadership and Compensation Committee’s certification of the final level of achievement of the Company’s relative total stockholder return (“Relative TSR”) performance. The target PSUs are divided into three equal tranches, referred to as the Tranche 1 PSUs, Tranche 2 PSUs and Tranche 3 PSUs.

“Service Requirement” means that Mr. Phillips’ employment with the Company is not terminated before December 31, 2023 (with respect to the Tranche 1 PSUs), December 31, 2024 (with respect to the Tranche 2 PSUs) and December 31, 2025 (with respect to the Tranche 3 PSUs) (each date, a “Vesting Date”), except as described below.

Subject to satisfaction of the Service Requirement, the Tranche 1 PSUs will be eligible to become earned PSUs based on the Company’s Relative TSR performance during the performance period beginning January 1, 2023 and ending December 31, 2023.

Subject to satisfaction of the Service Requirement, the Tranche 2 PSUs will be eligible to become earned PSUs based on the Company’s Relative TSR performance during the performance period beginning January 1, 2023 and ending December 31, 2024.

Subject to satisfaction of the Service Requirement, the Tranche 3 PSUs will be eligible to become earned PSUs based on the Company’s Relative TSR performance during the performance period beginning January 1, 2023 and ending December 31, 2025.

The number of PSUs earned is calculated by multiplying the Tranche 1 PSUs, Tranche 2 PSUs or Tranche 3 PSUs (as applicable) by the applicable payout percentage determined in accordance with the below schedule (with straight line interpolation for any attained percentile between two of the levels specified below). The Leadership and Compensation Committee will first rank each member of the rTSR Peer Group (with the members of the peer group identified in the award agreement) from highest to lowest TSR (as defined below) without inclusion of the Company. The Leadership and Compensation Committee will then compare the Company’s TSR with the ranked list of the members of the rTSR Peer Group to determine the Company’s percentile rank.

Relative TSR Peer Company Percentile Rank	Payout Percentage
≥ 75th Percentile	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%

“TSR” is equal to (i) the Ending Stock Price less the Beginning Stock Price plus Reinvested Dividend, divided by (ii) the Beginning Stock Price. For purposes of calculating TSR, (a) “Beginning Stock Price” is the volume weighted average trading price per share of the issuer’s common stock for the 20 consecutive trading days immediately preceding the commencement of the performance

Piedmont Lithium, Inc.	54	2023 Proxy Statement

period, (b) “Ending Stock Price” is the average daily closing price per share of the issuer’s common stock for the 20 consecutive trading days ending with the applicable Vesting Date, and (c) “Reinvested Dividends” is calculated by multiplying (i) the aggregate number of shares (including fractional shares) that could have been purchased during the applicable portion of the performance period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing selling price per share of the issuer’s common stock on the applicable dividend payment date by (ii) the Ending Stock Price.

ASX Listing Rule 10.14

ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:

1.	a director of the company (ASX Listing Rule 10.14.1);
2.	an associate of a director of the company (ASX Listing Rule 10.14.2); or
3.	a person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The grant of PSUs to Mr. Phillips falls within 10.14.1 above and therefore requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.

If Proposal 6 is passed, the Company will be able to proceed with the grant of PSUs to Mr. Phillips. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the grant of PSUs will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.

If Proposal 6 is not passed, the Company will not be able to proceed with the grant of PSUs to Mr. Phillips and the Company will need to find alternative measures to appropriately incentivize his performance.

Specific information required by ASX Listing Rule 10.15

The following information is provided as required by ASX Listing Rule 10.15:

1.	The PSUs will be granted to Mr. Phillips.
2.	Mr. Phillips falls within ASX Listing Rule 10.14.1 – Mr. Phillips is a related party of the Company because he is a director of the Company.
3.	The maximum number of PSUs that may be granted to Mr. Phillips is 53,034.
4.	Details of the remuneration package for Mr. Phillips for the year ending December 31, 2022, which is also Mr. Phillips’ remuneration package for the current financial year, is summarized above under the section titled “Compensation Discussion and Analysis” and an overall summary table for the fiscal years 2022, Stub, 2021, and 2020 is in the above section titled “Summary Compensation Table.”

Piedmont Lithium, Inc.	55	2023 Proxy Statement

5.	Since the 2021 Plan’s adoption, the Company has previously granted the following securities to Mr. Keith Phillips under the Company’s 2021 Plan:

Type of Security	Number of Shares	Exercise Price
Options	60,000(1)	$18.75
Options	60,000(1)	$12.38
Options	10,786(2)	$65.00
Options	36,276(3)	$55.00
Options	22,674(4)	$55.00
PSU	7,500(5)	N/A
PSU	7,500(6)	N/A
RSU	5,344(7)	N/A
PSU	10,348(8)	N/A
(1)	These stock options have fully vested and been exercised.
(2)	3,595 options vested on each of December 31, 2021 and December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 3,596 options will vest on December 31, 2023.
(3)	Subject to Mr. Phillips’ continuous service with the Company, these shares vest on December 31, 2024.
(4)	7,558 options vested on December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 7,558 options will vest on each of December 31, 2023 and December 31, 2024.
(5)	These PSUs have fully vested and been settled.
(6)	These PSUs were cancelled on December 31, 2022 because the applicable performance condition was not satisfied.
(7)	1,781 shares vested on each of December 31, 2021 and December 31, 2022. Subject to Mr. Phillips’ continuous service with the Company, 1,782 shares will vest on December 31, 2023.
(8)	The PSUs will vest upon the satisfaction of certain performance goals, none of which have been met as of December 31, 2022; thus, such PSUs have not vested.

6.	The Board passed a resolution on March 7, 2023 to grant PSUs to Mr. Phillips, subject to stockholder approval. The material terms of the PSUs are:

a.	the PSUs have been granted, subject to shareholder approval;
b.	the PSUs will vest and become earned and nonforfeitable upon (i) Mr. Phillip’s satisfaction of the Service Requirement; and (ii) the Leadership and Compensation Committee’s certification of the final level of achievement of the Relative TSR. However, if Mr. Phillips’ employment is terminated by reason of a Qualifying Termination, then a pro-rata portion (based on target performance) will become vested on the date of such termination of employment. Further, if his termination occurs for any reason (other than a termination by the Company for cause) during 2025 in which the final Vesting Date is scheduled to occur, then the Tranche 3 PSUs will vest assuming target performance on the date of such termination;
c.	“Qualifying Termination” means: (i) death or disability; (ii) resignation by Mr. Phillips on or after reaching (A) 63 years of age with six years of service if such resignation occurs during 2023, (B) 61 years of age with seven years of service if such resignation occurs during 2024, or (C) 59 years of age with eight years of service if such resignation occurs during 2025; or (iii) termination of employment by the Company without cause;
d.	the PSUs are subject to the terms and conditions set forth in Schedules 1 and 4; and
e.	the Company proposes to grant up to a maximum number of 53,034 PSUs to Mr. Keith Phillips as part of his incentive arrangements. The Company considers the grant of PSUs to be a cost effective way to provide tangible incentives to Mr. Phillips, and it assists to align the interests of stockholders and directors.

Piedmont Lithium, Inc.	56	2023 Proxy Statement

7.	Based on a stock price of $65.9989 (i.e., a 20-Day VWAP ending on March 6, 2023), which was the date the Board used when approving the grants on March 7, 2023, the table below shows the value of the PSUs under different vesting scenarios:

Percentage of Target PSUs Vested	50%	100%	200%
Value of PSUs	$875,079	$1,750,093	$3,500,186

8.	The Company will grant the PSUs to Mr. Phillips as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.
9.	The PSUs will be granted for zero cash consideration; accordingly, no funds will be raised.
10.	The Company has established the 2021 Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the terms and conditions of the 2021 Plan is set out in Schedule 1.
11.	No loan is made in relation to the grant of the PSUs to Mr. Phillips.
12.	Details of any securities granted under the 2021 Plan will be published in each annual report relating to a period in which securities have been granted under the 2021 Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.
13.	Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the 2021 Plan after approval of Proposal 6 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.
14.	A voting exclusion statement in relation to Proposal 6 is included in the Proxy Statement.

The Board (excluding Mr. Phillips) recommends a vote “For” the approval of the grant of up to 53,034 performance stock units to Mr. Keith Phillips.

Piedmont Lithium, Inc.	57	2023 Proxy Statement

Proposals seven - ELEVEN:

Approval of the Grants of Restricted Stock Units to the Non-Executive Directors

Proposals 7-11 seek stockholder approval, in accordance with ASX Listing Rule 10.14, for the grants of restricted stock units to the non-executive directors of the Company under the 2021 Plan.

The Board passed a resolution on March 7, 2023 to grant the restricted stock units to the non-executive directors, subject to stockholder approval. The Board considers that these grants of restricted stock units to non-executive directors would be a cost effective way to provide compensation benefits to directors and assist to align stockholder and director interests. The Company is proposing to grant up to:

a.	2,879 restricted stock units to Mr. Jeff Armstrong (Proposal 7);
b.	1,591 restricted stock units to Ms. Christina Alvord (Proposal 8);
c.	1,591 restricted stock units to Mr. Jorge Beristain (Proposal 9);
d.	1,591 restricted stock units to Mr. Michael Bless (Proposal 10); and
e.	1,591 restricted stock units to Mr. Claude Demby (Proposal 11).

The number of RSUs granted to non-executive directors were determined based on a 20-Day VWAP. Shares were rounded up to the nearest whole share. The Board considers the grants of restricted stock units would be an effective and efficient reward for the Company to make as part of its non-executive director compensation arrangements.

Compensation to non-executive directors via restricted stock units is a standard approach to compensating non-executive directors for United States publicly-listed companies.

Refer to Schedule 1 for a summary of the terms and conditions of the 2021 Plan and Schedule 3 for a summary of the terms and conditions of the restricted stock units.

The restricted stock units will be granted and vest immediately upon approval by the stockholders as the approval would constitute a vesting event. The shares issuable upon vesting of the restricted stock units will be restricted from sale during the directors’ tenure, provided that directors may sell a portion of such shares to cover withholding taxes.

ASX Listing Rule 10.14

ASX Listing Rule 10.14 provides that a listed company must not permit any of the following persons (including related parties) to acquire equity securities under an employee incentive scheme unless it obtains the approval of its stockholders in accordance with applicable ASX Listing Rules:

1.	a director of the company (ASX Listing Rule 10.14.1);

a.	an associate of a director of the company (ASX Listing Rule 10.14.2); or
b.	person whose relationship with the company or a person referred to in ASX Listing Rule 10.14.1 or 10.14.2 is such that, in ASX’s opinion, the acquisition should be approved by its shareholders (ASX Listing Rule 10.14.3).

The grants of restricted stock units to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord fall within 10.14.1 above and therefore requires the affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting under ASX Listing Rule 10.14.

Piedmont Lithium, Inc.	58	2023 Proxy Statement

If Proposals 7-11 are passed, the Company will be able to proceed with the grant of restricted stock units to Messrs. Armstrong, Beristain, Demby, and Bless and Ms. Alvord. Approval pursuant to ASX Listing Rule 7.1 (i.e., a separate rule that requires approval of certain changes in capital and new issuance) will not be required as approval is being obtained under ASX Listing Rule 10.14 (Exception 14 under ASX Listing Rule 7.2). Accordingly, the grants of restricted stock units will not be included in the Company’s 15% limit on issuing equity securities without stockholder approval under ASX Listing Rule 7.1.

If Proposals 7-11 are not passed, the Company will not be able to proceed with the grants of RSUs to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord as part of its non-executive director compensation arrangements and the Company will need to find alternative measures to compensate its non-executive directors.

Specific information required by ASX Listing Rule 10.15

The following information is provided as required by ASX Listing Rule 10.15:

1.	The RSUs will be granted to:
a.	Mr. Armstrong (Proposal 7);
b.	Ms. Alvord (Proposal 8);
c.	Mr. Beristain (Proposal 9);
d.	Mr. Bless (Proposal 10); and
e.	Mr. Demby (Proposal 11).
2.	Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord fall within ASX Listing Rule 10.14.1 – Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord are related parties of the Company because they are directors.
3.	The maximum number of restricted stock units that may be granted to:
a.	Mr. Armstrong is 2,879;
b.	Ms. Alvord is 1,591;
c.	Mr. Beristain is 1,591;
d.	Mr. Bless is 1,591; and
e.	Mr. Demby is 1,591.
4.	Details of the remuneration package for each of the non-executive directors for the fiscal year 2022, which is also the remuneration package of the non-executive directors for the current financial year, are summarized above under the section titled “Director Compensation.”
5.	Since the adoption of the Company’s 2021 Plan, the Company has previously granted the following securities to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord under the Company’s 2021 Plan:

Name of Director	Type of Security	Number of Shares	Exercise Price
Jeff Armstrong	RSUs	3,969	N/A
Christina Alvord	None	None	N/A
Michael Bless	None	None	N/A
Jorge Beristain	RSUs	2,646	N/A
Claude Demby	RSUs	2,646	N/A

Piedmont Lithium, Inc.	59	2023 Proxy Statement

6.	The Board passed a resolution on March 7, 2023 to grant restricted stock units to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord, subject to stockholder approval. The material terms of the restricted stock units are:
a.	all restricted stock units will vest immediately upon stockholder approval; provided, however, the restricted stock units are restricted from sale during the director’s tenure as a Board member of the Company, except that the director will be permitted to sell up to a number of shares equal in value to the income taxes owed by the director in respect to the grant and vesting of the restricted stock units; and
b.	a summary of the restricted stock unit terms and conditions set forth in Schedules 1 and 3.
7.	The Company proposes to grant the restricted stock units to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord as part of their non-executive director compensation arrangements. The Company considers the grants of restricted stock units to be a cost effective way to provide compensation benefits to directors, and it assists to align the interests of stockholders and directors.
8.	Based on a stock price of $65.9989 (i.e., a 20-Day VWAP ending on March 6, 2023), which was the date the Board used when approving the grants on March 7, 2023, the table below shows the value of the restricted stock units:

Director	Number of RSUs	Total
Jeff Armstrong	2,879	$190,011
Christina Alvord	1,591	$105,004
Michael Bless	1,591	$105,004
Jorge Beristain	1,591	$105,004
Claude Demby	1,591	$105,004

9.	The Company will grant the restricted stock units to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord as soon as reasonably practicable after the Annual Meeting, and in any event within three years after the Annual Meeting.
10.	The restricted stock units will be granted for zero cash consideration; accordingly, no funds will be raised.
11.	The Company has established the 2021 Plan, which may be inspected at the registered office of the Company during normal business hours. A summary of the terms and conditions of the 2021 Plan is set out in Schedule 1.
12.	No loan is made in relation to the grant of the restricted stock units to Messrs. Armstrong, Beristain, Demby and Bless and Ms. Alvord.
13.	Details of any securities granted under the 2021 Plan will be published in each annual report relating to a period in which securities have been granted under the 2021 Plan, with a statement that approval for the issuance of the securities was obtained under ASX Listing Rule 10.14.
14.	Any additional persons (to whom ASX Listing Rule 10.14 applies) who become entitled to participate in the 2021 Plan after approval of Proposals 7-11 and who are not named in this Proxy Statement, will not participate until approval is obtained under ASX Listing Rule 10.14.
15.	A voting exclusion statement in relation to Proposals 7-11 is included in the Proxy Statement.
Piedmont Lithium, Inc.	60	2023 Proxy Statement

The Board (excluding Mr. Armstrong) recommends a vote “FOR” the approval of the grant of up to 2,879 restricted stock units to Mr. Jeff Armstrong.

The Board (excluding Ms. Alvord) recommends a vote “FOR” the approval of the grant of up to 1,591 restricted stock units to Ms. Christina Alvord.

The Board (excluding Mr. Beristain) recommends a vote “FOR” the approval of the grant of up to 1,591 restricted stock units to Mr. Jorge Beristain.

The Board (excluding Mr. Bless) recommends a vote “FOR” the approval of the grant of up to 1,591 restricted stock units to Mr. Michael Bless.

The Board (excluding Mr. Demby) recommends a vote “FOR” the approval of the grant of up to 1,591 restricted stock units to Mr. Claude Demby.

Piedmont Lithium, Inc.	61	2023 Proxy Statement

Questions and Answers about the Proxy Materials and Voting

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Piedmont Lithium Inc. (“we,” “us,” “our” or the “Company”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 13, 2023 at 11 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 28, 2023.

Why Did I Receive a Notice of Internet Availability?

Pursuant to SEC rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 18, 2023 (the “Record Date”) are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, 19,183,313 shares of our common stock, including our CDIs on an as-converted basis, were issued and outstanding.

Holders of CDIs as of the Record Date are entitled to notice of and to attend the meeting and may also instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote the shares underlying their CDIs by following the instructions on the CDI Voting Instruction Form. CDN will vote the applicable shares on behalf of each applicable CDI holder at the Annual Meeting, in accordance with the instructions received via the CDI Voting Instruction Form. If you are a CDI holder, your vote must be received no later than 5:00 p.m. Eastern Time on June 6, 2023 (being 7:00 a.m. Australian Eastern Standard Time on June 7, 2023). CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually should refer to the section below under “—How Can I Participate in the Virtual Annual Meeting?”

CDI holders should also read references in the Proxy Statement to “beneficial owner” as CDI holders will be treated as beneficial owners.

Piedmont Lithium, Inc.	62	2023 Proxy Statement

What Is the Difference between Holding Shares of Common Stock as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares of Common Stock Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Limited, you are considered to be, with respect to those shares of common stock, the registered stockholder, and the Notice and/or these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and the Notice and/or these proxy materials are being forwarded to you from your broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/PLL2023, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Separately, CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must contact the Company’s Secretary at voting@piedmontlithium.com by no later than 5:00 p.m. Eastern Time on June 6, 2023 (being 7:00 a.m. Australian Eastern Standard Time on June 7, 2023) in order to obtain a unique control number for the Annual Meeting. CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must provide evidence of CDI ownership to the Company’s Secretary as of the Record Date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 11 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.

What Am I Voting On?

The proposals to be voted on at the Annual Meeting are as follows:

1	Election of the two Class III director nominees named in this Proxy Statement to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

Piedmont Lithium, Inc.	63	2023 Proxy Statement

3	Approval of, on an advisory basis, the compensation of our named executive officers;
4	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 29,890 stock options to Mr. Keith Phillips under the Company's 2021 Plan;
5	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 13,260 restricted stock units to Mr. Keith Phillips under the Company's 2021 Plan;
6	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 53,034 performance stock units to Mr. Keith Phillips under the Company's 2021 Plan;
7	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 2,879 restricted stock units to Mr. Jeff Armstrong under the Company's 2021 Plan;
8	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 1,591 restricted stock units to Ms. Christina Alvord under the Company's 2021 Plan;
9	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 1,591 restricted stock units to Mr. Jorge Beristain under the Company's 2021 Plan;
10	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 1,591 restricted stock units to Mr. Michael Bless under the Company's 2021 Plan; and
11	That for the purposes of ASX Listing Rule 10.14 and for all other purposes, stockholders approve the grant of up to 1,591 restricted stock units to Mr. Claude Demby under the Company's 2021 Plan.

Are Any Stockholders Excluded from Voting?

The Company will disregard any votes cast in favor of Proposals 4 through 11 by or on behalf of all persons referred to in ASX Listing Rule 10.14.1 (i.e., directors of the Company), Rule 10.14.2 (i.e., any associate of any director of the Company) or Rule 10.14.3 (i.e., any person whose relationship with the entity or a person referred to in Rules 10.14.1 or 10.14.2 is, in ASX’s opinion, such that approval should be obtained) who are eligible to participate in the 2021 Plan and any associate of such persons.

However, this does not apply to a vote cast in favor of the proposal by:

(a)	a person as proxy or attorney for a person who is entitled to vote on the proposal, in accordance with directions given to the proxy or attorney to vote on the proposal that way;
(b)	the Chairman of the Annual Meeting as proxy or attorney for a person who is entitled to vote on the proposal, in accordance with a direction given to the Chairman to vote on the proposal as the Chairman decides; or
(c)	a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary provided the following conditions are met:

(i)	the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on the proposal; and
(ii)	the holder votes on the proposal in accordance with directions given by the beneficiary to the holder to vote in that way.

Piedmont Lithium, Inc.	64	2023 Proxy Statement

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares of common stock as follows:

•	“FOR” each of the two Class III director nominees named in Proposal 1; and
•	“FOR” each of Proposals 2 through 11.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares of common stock may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares of common stock are voted.

How Do I Vote?

Registered Stockholder: Shares of Common Stock Registered in Your Name

Vote by Internet You may vote by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com)	Vote by Telephone You can vote by telephone (at 800-690-6903), in accordance with instructions on your proxy card.	Vote by Mail If you requested paper copies of the proxy materials, You can vote by completing and mailing a proxy card.	Vote at the Virtual Annual Meeting You may vote your shares online during the virtual Annual Meeting

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

How Do I Vote If I Hold CDIs?

If you are a CDI holder and you intend to vote, you must take one of the following actions in order to vote at the Annual Meeting:

1.	Instruct CDN to vote the shares underlying your CDIs pursuant to your instructions in the CDI Voting Instruction Form;
2.	Contact the Company’s Secretary at voting@piedmontlithium.com by no later than 5:00 p.m. Eastern Time on June 6, 2023 (being 7:00 a.m. Australian Eastern Standard Time on June 7, 2023) in order to obtain a unique control number for the Annual Meeting. CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must provide

Piedmont Lithium, Inc.	65	2023 Proxy Statement

evidence of CDI ownership to the Company’s Secretary as of the Record Date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form; or
3.	Convert your CDIs into shares of common stock and voting these at the Annual Meeting. The conversion must be done prior to the Record Date. Please contact Computershare Investor Services Pty Ltd. for further information in relation to the conversion process.

For purposes of number (2) above, CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually must contact Computershare at 1300-850-505 (within Australia) or at +61-3-9415-4000 (outside Australia) to obtain a legal proxy form, which you would need to complete in order to be able to obtain a control number to attend, vote at and/or ask questions at the Annual Meeting.

What Happens If I Do Not Vote?

Registered Stockholder: Shares of Common Stock Registered in Your Name

If you are the registered stockholder and do not vote by attending the Annual Meeting virtually, vote by proxy using the proxy card or vote by proxy via telephone or the Internet, your shares of common stock will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares of common stock, your broker, fiduciary or custodian will only be able (but is not required) to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares of Common Stock Registered in Your Name

The shares of common stock represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able (but is not required) to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

Piedmont Lithium, Inc.	66	2023 Proxy Statement

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares of Common Stock Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

1.	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
2.	You may submit new proxy instructions via telephone or the Internet;
3.	You may send a timely written notice that you are revoking your proxy to our Secretary at the address set forth on the first page of this Proxy Statement; or
4.	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote. CDI holders who wish to attend, vote at and/or ask questions at the Annual Meeting virtually should refer to the section described above under “—How Can I Participate in the Virtual Annual Meeting?”

What Is the Quorum Requirement?

The holders of a majority of the voting power of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the proposal and have no effect on the outcome of the election. We do not have cumulative voting rights for the election of directors.

ASX Listing Rule 14.2.1 Waiver

Under ASX Listing Rule 14.2.1, a proxy form must allow stockholders to vote for a resolution, against a resolution or to abstain from voting on a resolution. However, ASX granted the Company a waiver from ASX Listing Rule 14.2.1 to the extent necessary to permit the Company not to provide in its proxy form an option for stockholders or holders of CDIs to vote against a resolution to elect a director. The terms of the waiver are that (i) the Company complies with the relevant Delaware laws as to the content of the proxy forms applicable to resolutions for the election or re-election of directors; (ii) the notice given by the Company to stockholders and CDI holders under ASX Settlement Operating Rule 13.8.9 makes it clear that security holders are only able to vote for the resolutions or abstain from voting, and the reasons why this is the case; (iii) the terms of the waiver are set out in the Proxy Statement provided to all holders of CDIs; and (iv) the waiver from ASX Listing Rule 14.2.1 only applies for so long as the relevant Delaware laws prevent the Company from permitting security holders to vote against a resolution to elect a director.

Piedmont Lithium, Inc.	67	2023 Proxy Statement

Proposal 2: Ratification of the Appointment of the Independent Auditor

The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Abstentions will have the same effect as a vote “AGAINST” the proposal. We do not expect there to be any broker non-votes with respect to this proposal; otherwise, they would have no impact on the outcome of this proposal.

Proposal 3: Approval of, on an Advisory Basis, the Compensation of our Named Executive Officers

The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of, on an advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposal 4: Approval of the Grant of Stock Options to Mr. Keith Phillips

The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of the grant of stock options to Mr. Keith Phillips. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposal 5: Approval of the Grant of Restricted Stock Units to Mr. Keith Phillips

The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of the grant of restricted stock units to Mr. Keith Phillips. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposal 6: Approval of the Grant of Performance Stock Units to Mr. Keith Phillips

The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of the grant of performance stock units to Mr. Keith Phillips. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Proposals 7-11: Approval of the Grants of Restricted Stock Units to the Non-Executive Directors

The affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Annual Meeting and entitled to vote on the proposal is required for the approval of the grants of restricted stock units to the non-executive directors of the Company. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of the proposal.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

We have retained Morrow Sodali to solicit proxies for a fee of $85,000, plus a reasonable amount to cover expenses. Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation to our employees, officers or directors for any of these services.

How Can I Find Out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Piedmont Lithium, Inc.	68	2023 Proxy Statement

Other Matters

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 30, 2023 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Secretary no earlier than February 14, 2024 and no later than the close of business on March 15, 2024. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (including the Rule 14a-19 requirements). If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K and 10-K/A, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Secretary at the address set forth on the first page of this Proxy Statement, or call (704) 461-8000, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K and 10-K/A, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Secretary at the address set forth on the first page of this Proxy Statement or call (704) 461-8000.

Piedmont Lithium, Inc.	69	2023 Proxy Statement

Schedule 1 – Summary of 2021 Plan
(a)	General

The purpose of the 2021 Plan is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to employees, directors and consultants and promote the long-term financial success of the Company and thereby increase stockholder value. The 2021 Plan permits the grant of stock options, stock appreciation rights, restricted stock, RSUs and incentive bonuses.

(b)	Authorized Shares

Subject to adjustment provisions in the 2021 Plan, the maximum aggregate number of shares authorized for issuance under the 2021 Plan is 3,000,000 shares of common stock of the Company (the Share Reserve), and such shares will consist of authorized but unissued or reacquired shares or any combination thereof.

(c)	Share Counting

If an award granted under the 2021 Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or RSUs, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2021 Plan (unless the 2021 Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant thereto will cease to be available under the 2021 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2021 Plan (unless the 2021 Plan has been terminated). Shares that have actually been issued under the 2021 Plan under any award will not be returned to the 2021 Plan and will not become available for future distribution under the 2021 Plan; provided, however, that if shares issued pursuant to awards of restricted stock or RSUs are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the 2021 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2021 Plan. To the extent an award under the 2021 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2021 Plan.

(d)	Certain Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities, or other change in corporate structure affecting the common stock of the Company occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2021 Plan, will adjust the number and class of shares that may be delivered under the 2021 Plan and/or the number, class, and price of shares covered by each outstanding award. In the event of a proposed dissolution or liquidation of the Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

(e)	Other Award Limits

To comply with applicable tax rules, the 2021 Plan limits the number of shares that may be issued upon the exercise of incentive stock options granted under the 2021 Plan to 3,000,000.

(f)	Administration

The 2021 Plan is administered by the Leadership and Compensation Committee of Piedmont (or another committee designated by the Board to administer the 2021 Plan) (the “Committee”). The Committee’s authority includes the powers to, in its discretion: (i) to

Piedmont Lithium, Inc.	70	2023 Proxy Statement

prescribe, amend and rescind rules and regulations relating to the 2021 Plan and to define terms not otherwise defined therein; (ii) determine the employees, directors and consultants to whom awards may be granted; (iii) prescribe and amend the terms of the award agreements, to grant awards and determine the terms and conditions thereof; (iv) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any award; (v) prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by participants under the 2021 Plan; (vi) determine the extent to which adjustments are required pursuant to the 2021 Plan; (vii) interpret and construe the 2021 Plan, any rules and regulations under the 2021 Plan and the terms and conditions of any award, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so; (viii) approve corrections in the documentation or administration of any award; and (ix) make all other determinations deemed necessary or advisable for administration of the 2021 Plan. The Committee’s decisions, determinations and interpretations are final and binding on all participants and any other holders of awards under the 2021 Plan.

(g)	Eligibility

Awards may be granted to employees, directors and other service providers of Piedmont or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of Piedmont.

(h)	Stock Options

A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price for an incentive stock option may not be less than the fair market value of the stock subject to the option on the date the option is granted (or less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, (a “Ten Percent Stockholder”)). Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option, the vesting terms and the acceptable form of consideration for exercising an option, including the method of payment. As the Committee determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, shares of common stock, cashless exercise, net exercise, such other consideration and method of payment to the extent permitted by applicable laws or any combination of the foregoing.

(i)	Stock Appreciation Rights

A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of common stock or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of: (i) the fair market value of a specified number of shares at the time of exercise; or (ii) the exercise price of the right, as established by the Committee on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the award agreement.

(j)	Restricted Stock and Restricted Stock Units

Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the administrator deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Piedmont Lithium, Inc.	71	2023 Proxy Statement

(k)	Incentive Bonuses

Incentive bonuses are awards payable in cash or shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment) and terms as the Committee deems appropriate. Each award document evidencing a grant of an incentive bonus will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, the right to receive dividends or dividend equivalents.

(l)	Performance Awards

The Committee may establish performance criteria and level of achievement versus such criteria that will determine the number of shares of common stock, RSUs, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award under the 2021 Plan. A performance award may be identified as “performance share,” “performance equity,” “performance unit” or other such term as chosen by the Committee.

(m)	Transferability of Awards

Unless determined otherwise by the Committee, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.

(n)	Change in Control

Unless provided otherwise in an award agreement or other written agreement between a participant and the Company or an affiliate or by the Board of the Company at the time of grant of an award, in the event of a Change in Control (as defined in the 2021 Plan) the following will occur:

(i)	the vesting of all options and stock appreciation rights will accelerate;
(ii)	in the case of any award subject to performance-based vesting or criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and the participant will have the right to receive a payment based on target level achievement or actual performance through a date determined by the Committee; and
(iii)	the vesting of all restricted stock and RSUs will accelerate and all restrictions to which such award are subject will lapse.
(o)	Withholding

Prior to the delivery of any shares or cash pursuant to an award, the Company will have the power and right to deduct or withhold from any and all payments made under the 2021 Plan, or to require the participant to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the participant’s Federal Insurance Contributions Act obligations), if any, required by law to be withheld by the Company with respect to an award or the shares acquired pursuant thereto.

(p)	Termination and Amendment, Term

The Board of the Company may at any time amend, alter, suspend or terminate the 2021 Plan, provided that stockholder approval will be obtained for any 2021 Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the 2021 Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator. Termination of the 2021 Plan will not affect the rights and obligations of the participants and the Company arising under awards theretofore granted. The 2021 Plan became effective upon its adoption by the Board of the Company and, unless sooner terminated, will continue in effect until March 31, 2031.

Piedmont Lithium, Inc.	72	2023 Proxy Statement

Schedule 2 – Summary of Nonqualified Stock Options
(a)	Entitlement

Each vested option of the Company’s stock entitles the participant holding the option to subscribe for, or to be transferred, one common share of the Company’s stock on payment of the exercise price.

(b)	Exercise Period

The exercise period and expiry date for stock options will be as determined by the Committee in its sole and absolute discretion.

(c)	Conditions for Vesting and Exercise

The Committee will determine prior to an offer being made and specify in the offer any vesting conditions attaching to any stock options. Options will only vest and be exercisable if the applicable vesting conditions (if any) have been satisfied, waived by the Committee, or are deemed to have been satisfied under the 2021 Plan.

(d)	Method of Exercise

Following the vesting of an option or any portion thereof, the option is exercisable by the participant within the exercise period specified by the Committee in the offer, subject to the participant delivering to the registered office of the Company or such other address as determined by the Committee:

(i)	a notice of exercise; and
(ii)	subject to the cashless exercise option, a cheque or cash or such other form of payment determined by the Committee in its sole and absolute discretion as satisfactory for the amount of the exercise price (if any).
(e)	No Issue Unless Cleared Funds

Where a cheque is presented as payment of the exercise price on the exercise of an option, the Company will not, unless otherwise determined by the Committee, allot and issue or transfer any shares of the Company until after any cheque delivered in payment of the exercise price has been cleared by the banking system.

(f)	Cashless Exercise of Piedmont Options

Subject to the below paragraph, a participant may elect to pay the exercise price for each option by setting off the total exercise price against the number of shares of the Company which they are entitled to receive upon exercise (a “Cashless Exercise Facility”). By using the Cashless Exercise Facility, the holder will receive common shares of the Company’s stock equal to the value of the surplus after the exercise price has been set off.

If the participant elects to use the Cashless Exercise Facility, the participant will only be issued that number of common shares (rounded down to the nearest whole number) as is equal in value to the difference between the total exercise price otherwise payable for the options on the options being exercised and the then market value of the shares at the time of exercise calculated in accordance with the following formula:

S =  O x (MSP - EP) MSP

Where:

S =  Number of common shares of Company stock to be issued on exercise of the option

Piedmont Lithium, Inc.	73	2023 Proxy Statement

O =  Number of options being exercised

MSP =	Market value of the shares calculated using the volume weighted average of the common shares of the Company’s stock on Nasdaq for the 5 trading days immediately prior to (and excluding) the date of the notice of exercise

EP =  Exercise Price

If the difference between the total exercise price otherwise payable for the options on the options being exercised and the then market value of the shares at the time of exercise (calculated in accordance with the formula above) is zero or negative, then a participant will not be entitled to use the Cashless Exercise Facility.

The Committee may also make available a Cashless Exercise Facility pursuant to which the exercise price is paid through an irrevocable commitment by a broker to pay over such amount from a sale of the shares the participant is entitled to receive upon exercise.

(g)	Minimum Exercise

Options must be exercised in multiples of 100 unless fewer than 100 Piedmont options are held by a participant or the Committee otherwise agrees.

(h)	Tax Withholding

To the extent applicable, Piedmont will have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the exercise of the options. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the 2021 Plan. The Company will be authorized to take any such action as may be necessary to satisfy its obligations for payment of such taxes and will not issue any shares upon exercise of the options until any required tax withholding is satisfied.

(i)	Participant in New Issues and Other Rights

A participant who holds options is not entitled to:

(i)	notice of, or to vote or attend, a meeting of the Company’s shareholders;
(ii)	receive any dividends declared by the Company; or
(iii)	participate in any new issues of securities offered to the Company’s shareholders during the term of the options, unless and until the options are exercised and the participant holds shares in the Company.
(j)	Adjustment for Reorganization

If there is any reorganization of the issued share capital of the Company, the terms of any options and the rights of the participant who holds such options will be varied, including an adjustment to the number of options and/or the exercise price applicable to options, in accordance with the 2021 Plan and the listing rules that apply to the reorganization at the time of the reorganization.

(k)	No Transfer of Options

Unless otherwise determined by the Committee in accordance with the 2021 Plan, the options cannot be transferred to or vest in any person other than the participant.

(l)	Options to be Recorded

Options will be recorded in the appropriate register of the Company.

Piedmont Lithium, Inc.	74	2023 Proxy Statement

(m)	Rules

Options are issued under and in accordance with the 2021 Plan and the terms and conditions of the options are subject to the 2021 Plan. The options and the shares received upon exercise will be subject to recoupment in accordance with any clawback policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Piedmont Lithium, Inc.	75	2023 Proxy Statement

Schedule 3 – Summary of Restricted Stock Units
(a)	Offer of RSUs

The Committee may offer RSUs to any participant in its sole discretion. Each RSU confers an entitlement to be provided with one share of common stock of the Company, credited as fully paid, at no cost, upon the full satisfaction of the vesting condition specified in the award agreement in relation to that RSU.

(b)	Vesting Condition

The Committee will determine prior to an offer being made and specify in the award agreement the vesting condition attaching to the RSU. RSUs will only vest and entitle the participant to be issued shares if the applicable vesting condition have been satisfied, waived by the Committee, or are deemed to have been satisfied under the 2021 Plan. In the event of a change in control, the Committee, in its absolute discretion, may waive any vesting condition in respect of some or all RSUs held by a participant and settle any vested RSUs within 30 days of such change in control.

(c)	Satisfaction of Vesting Condition

Within 30 days after the calendar year in which the applicable vesting condition is satisfied, the Company will issue the number of shares for which the participant is entitled to acquire for the relevant number of RSUs, subject to the participant’s satisfaction of any tax withholding obligations.

(d)	Tax Withholding

The Company will have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the settlement of the RSUs. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the 2021 Plan. The Company will be authorized to take any such action as may be necessary to satisfy its obligations for payment of such taxes and will not issue any shares upon settlement of the RSUs until any required tax withholding is satisfied.

(e)	Shares Issued

Shares issued on the satisfaction of the vesting condition attaching to the RSUs rank equally with all existing shares of the Company, including those shares issued directly under the 2021 Plan.

(f)	Reorganization

If there is any reorganization of the issued share capital of the Company, the terms of the RSUs and the rights of the participant who holds such RSUs will be varied, including an adjustment to the number of RSUs, in accordance with the 2021 Plan and the listing rules that apply to the reorganization at the time of the reorganization.

(g)	Participant Rights

A participant who holds RSUs is not entitled to:

(i)	notice of, or to vote or attend, a meeting of the Company’s shareholders;
(ii)	receive any dividends declared by the Company or any dividend equivalents;
(iii)	participate in any new issues of securities offered to shareholders during the performance period; or

Piedmont Lithium, Inc.	76	2023 Proxy Statement

(iv)	cash for the RSUs or any right to participate in surplus assets of profits of the Company on winding up, unless and until the RSUs are settled and the participant holds shares.

(h)	RSUs Not Property

A participant’s RSUs are personal contractual rights granted to the participant only and do not constitute any form of property.

(i)	No Transfer of RSUs and No Quotation

Unless otherwise determined by the Committee in accordance with the 2021 Plan, RSUs cannot be transferred to or vest in any person other than the participant. The RSUs will not be quoted on Nasdaq or any other established stock exchange, system or market.

(j)	Rules

The RSUs are issued under and in accordance with the 2021 Plan and the terms and conditions of the RSUs are subject to the 2021 Plan. The RSUs and any shares of common stock received upon settlement of the RSUs will be subject to recoupment in accordance with any clawback policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Piedmont Lithium, Inc.	77	2023 Proxy Statement

Schedule 4 – Summary of Performance Stock Units
(a)	Offer of PSUs

The Committee may offer PSUs to any participant in its sole discretion. Each PSU confers an entitlement to be provided with one share of common stock of the Company, credited as fully paid, at no cost, upon the full satisfaction of the performance criteria specified in the award agreement in relation to that PSU.

(b)	Performance Criteria

The Committee will determine prior to an offer being made and specify in the award agreement any performance criteria, performance period or expiry date attaching to the PSU.

PSUs will only vest and entitle the participant to be issued shares if the applicable performance criteria have been satisfied prior to the end of the performance period, waived by the Committee, or are deemed to have been satisfied under the 2021 Plan. In the event of a change in control, the Committee, in its absolute discretion, may waive any vesting criteria in respect of some or all PSUs held by a participant and settle any earned PSUs within 30 days of such change in control.

(c)	Satisfaction of Performance Criteria

The Committee will determine in its sole discretion whether (and, where applicable, to what extent) the participant has satisfied the performance criteria applicable to the PSUs at the end of the performance period. As soon as practicable after making that determination the Company will issue the number of shares for which the participant is entitled to acquire upon satisfaction of the performance criteria for the relevant number of PSUs, subject to the participant’s satisfaction of any tax withholding obligations.

(d)	Forfeiture of PSUs

Where PSUs have not satisfied the performance criteria within the performance period, those PSUs will be forfeited.

(e)	Tax Withholding

The Company will have the right to withhold from the participant’s compensation or to require the participant to remit sufficient funds to satisfy applicable withholding tax obligations upon the settlement of the PSUs. A participant may, in order to fulfill the withholding obligation, make payment in any manner permitted under the 2021 Plan. The Company will be authorized to take any such action as may be necessary to satisfy its obligations for payment of such taxes and will not issue any shares upon settlement of the PSUs until any required tax withholding is satisfied.

(f)	Reorganization

If there is any reorganization of the issued share capital of the Company, the terms of the PSUs and the rights of the participant who holds such PSUs will be varied, including an adjustment to the number of PSUs, in accordance with the 2021 Plan and the listing rules that apply to the reorganization at the time of the reorganization.

Piedmont Lithium, Inc.	78	2023 Proxy Statement

(g)	Participant Rights

A participant who holds PSUs is not entitled to:

(i)	notice of, or to vote or attend, a meeting of the Company’s shareholders;
(ii)	receive any dividends declared by the Company or any dividend equivalents;
(iii)	participate in any new issues of securities offered to shareholders during the performance period; or
(iv)	cash for the PSUs or any right to participate in surplus assets of profits of the Company on winding up, unless and until the PSUs are settled and the participant holds shares.
(h)	PSUs Not Property

A participant’s PSUs are personal contractual rights granted to the participant only and do not constitute any form of property.

(i)	No Transfer of PSUs and No Quotation

Unless otherwise determined by the Committee in accordance with the 2021 Plan, PSUs cannot be transferred to or vest in any person other than the participant. The PSUs will not be quoted on Nasdaq or any other established stock exchange, system or market.

(j)	Rules

The PSUs are issued under and in accordance with the 2021 Plan and the terms and conditions of the PSUs are subject to the 2021 Plan. The PSUs and any shares of common stock received upon settlement of the PSUs will be subject to recoupment in accordance with any clawback policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Piedmont Lithium, Inc.	79	2023 Proxy Statement

PIEDMONT LITHIUM

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V16700-P90067 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PIEDMONT LITHIUM INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Class III Director Nominees: To be elected for terms expiring in 2026.

Nominees:	For	Withhold
1a. Mr. Jeff Armstrong	☐	☐
1b. Ms. Christina Alvord	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V16701-P90067

PIEDMONT LITHIUM INC.
Annual Meeting of Stockholders
June 13, 2023 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Messrs. Keith Phillips, Michael White and Bruce Czachor, or any of them, as proxies, each with the power to act without the others and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of PIEDMONT LITHIUM INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 13, 2023 at 11:00 AM EDT, live via the Internet at www.virtualshareholdermeeting.com/PLL2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side